Exhibit 99.2

TRIANGULAR LEGAL MERGER PROPOSAL

VOORSTEL TOT JURIDISCHE DRIEHOEKSFUSIE

Unilever N.V.

Unilever International Holdings N.V.

Unilever International Holding B.V.

September 2018

TABLE OF CONTENTS

Part 1	English language Dutch Merger Proposal

Part 2	Certified Dutch translation of the Dutch Merger Proposal

Part 3	Annexes
A - current articles of association of New NV (Dutch and English translation)
B - proposed articles of association of New NV upon the U.K. Scheme becoming effective (Dutch and English translation)
C - proposed articles of association of New NV upon the Dutch Merger Effective Time (Dutch and English translation)

PART 1

DUTCH MERGER PROPOSAL
UNILEVER N.V., UNILEVER INTERNATIONAL HOLDINGS N.V. AND UNILEVER INTERNATIONAL HOLDING B.V.

THE UNDERSIGNED:

The boards of directors of:

1.         Unilever N.V., a public limited liability company incorporated under the laws of the Netherlands, having its corporate seat in Rotterdam, the Netherlands, and address at Weena 455, 3013 AL Rotterdam, the Netherlands, registered with the Dutch Trade Register of the Chamber of Commerce under number 24051830 (“NV”);

2.         Unilever International Holdings N.V., a public limited liability company incorporated under the laws of the Netherlands, having its corporate seat in Rotterdam, the Netherlands, and address at Weena 455, 3013 AL Rotterdam, the Netherlands, registered with the Dutch Trade Register of the Chamber of Commerce under number 70363196 (“New NV”); and

3.         Unilever International Holding B.V., a private limited liability company incorporated under the laws of the Netherlands, having its corporate seat in Rotterdam, the Netherlands, and address at Weena 455, 3013 AL Rotterdam, the Netherlands, registered with the Dutch Trade Register of the Chamber of Commerce under number 71450041 (“New Sub”),

NV, New NV and New Sub together the “Merging Companies”.

WHEREAS:

Dutch Merger Proposal

(A)       This Dutch Merger Proposal has been prepared by the Boards to effect a triangular legal merger within the meaning of sections 2:309, 2:324 and 2:333a DCC. As a result of such triangular legal merger, (i) New Sub will acquire all the assets and liabilities and legal relationships of NV under universal succession of title and NV will cease to exist, and (ii) New NV, as the sole shareholder of New Sub, will allot shares in its capital to the shareholders of NV in accordance with the Dutch Merger Exchange Ratio.

Simplification

(B)       This Dutch Merger Proposal is prepared pursuant to the Simplification Agreement.

(C)       The Simplification Agreement sets out certain mutual commitments and undertakings in relation to Simplification, and contemplates:

(I)        the U.K. Scheme; and

(II)       the Dutch Merger, as described in this Dutch Merger Proposal.

(D)       Pursuant to the U.K. Scheme (i) PLC will become a wholly-owned subsidiary of New NV and (ii) shareholders of PLC will become shareholders of New NV.

(E)       This Dutch Merger Proposal reflects the fact that the U.K. Scheme will become effective prior to of the Dutch Merger becoming effective. The Boards will only give effect to the Dutch Merger after the Dutch Merger Conditions have been satisfied or waived, as the case may be.

(F)        The Dutch Merger will be effected in accordance with the relevant provisions of the laws of the Netherlands. The Dutch Merger will become effective at the Dutch Merger Effective Time.

Listings

(G)       On the date of this Dutch Merger Proposal, (i) the NV Ordinary Shares and the NV Depositary Receipts are admitted to listing and trading on Euronext in Amsterdam, (ii) NV Ordinary Shares in the form of NV NYRSs are admitted to listing and trading on the NYSE, (iii) PLC Ordinary Shares are admitted to listing on the Official List and to trading on the LSE’s Main Market, and (iv) PLC ADSs are admitted to listing and trading on the NYSE.

(H)       At the Dutch Merger Effective Time, the NV Ordinary Shares will be delisted from Euronext in Amsterdam. NV Depositary Receipts are expected to be delisted from Euronext in Amsterdam prior to the Dutch Merger Effective Time. Following Simplification, the PLC Ordinary Shares will be delisted from the Official List and will cease trading on the LSE’s Main Market and the NV NYRSs and PLC ADSs will be delisted from the NYSE.

(I)        The New NV Ordinary Shares are not currently listed on any securities exchange. Prior to Simplification, New NV intends to apply to (i) Euronext Amsterdam for the New NV Ordinary Shares to be admitted to listing and trading on Euronext in Amsterdam, under the symbol “UNA”, (ii) the U.K. Listing Authority for the New NV Ordinary Shares to be admitted to the premium listing segment of the Official List, and (iii) the LSE for the New NV Ordinary Shares to be admitted to trading on LSE’s Main Market under the symbol “ULVR”. New NV also intends to apply for the New NV ADSs to be listed on the NYSE under the symbol “UN”.

Considerations concerning this Dutch Merger Proposal

(J)        None of the Merging Companies has a supervisory board.

(K)       None of the Merging Companies has been dissolved, is in a state of bankruptcy or applied for a suspension of payments.

(L)       All shares in the share capital of NV have been fully paid up.

(M)      On the date of this Dutch Merger Proposal, depositary receipts have been issued with the cooperation of NV with respect to shares in its share capital.

Availability of relevant materials

(N)       This Dutch Merger Proposal will be filed with the Dutch Trade Register of the Chamber of Commerce together with the relevant documentation as required under the laws of the Netherlands. This Dutch Merger Proposal will be made available on the Unilever Group’s website: www.unilever.com/simplification and will also, together with such documents as required under the laws of the Netherlands, be made available for inspection at the offices of the Merging Companies for the persons that the laws of the Netherlands enable so to do. An announcement of the aforementioned filings will be published in a Dutch nationwide daily distributed newspaper.

(O)       The U.K. Scheme Circular will be published by PLC on     September 2018. The U.K. Scheme Circular will be made available on the Unilever Group’s website: www.unilever.com/simplification.

(P)        A shareholder circular will be published by NV on     September 2018. The shareholder circular will be made available on the Unilever Group’s website: www.unilever.com/simplification.

THE BOARDS HEREBY MAKE THE FOLLOWING MERGER PROPOSAL:

1             Definitions and construction

1.1          In this Dutch Merger Proposal, capitalised terms have the meaning as set out in Schedule 1.

1.2          Schedule 1 and Annexes A, B and C form part of this Dutch Merger Proposal.

2             The Dutch Merger

Subject to the terms and conditions of this Dutch Merger Proposal, the Boards propose that New Sub will merge with NV within the meaning of sections 2:309, 2:324 and 2:333a DCC, whereby (i) New Sub will acquire all the assets and liabilities and legal relationships of NV under universal succession of title and pursuant to which NV will cease to exist and (ii) New NV, as the sole shareholder of New Sub, will allot shares in its capital to the shareholders of NV in accordance with the Dutch Merger Exchange Ratio.

3             Form, legal name, corporate seat and address of the Merging Companies

3.1          The form, legal name, corporate seat and address of NV are as follows:

(a)                                Form: public limited liability company incorporated under the laws of the Netherlands.

(b)                                Legal name: Unilever N.V.

(c)                                 Corporate seat: Rotterdam, the Netherlands.

(d)                                Address: Weena 455, 3013 AL Rotterdam, the Netherlands.

3.2          The form, legal name, corporate seat and address of New NV are as follows:

(a)                                Form: public limited liability company incorporated under the laws of the Netherlands.

(b)                                Legal name: Unilever International Holdings N.V.

(c)                                 Corporate seat: Rotterdam, the Netherlands.

(d)                                Address: Weena 455, 3013 AL Rotterdam, the Netherlands.

3.3          The form, legal name, corporate seat and address of New Sub are as follows:

(a)                                Form: private limited liability company incorporated under the laws of the Netherlands.

(b)                                Legal name: Unilever International Holding B.V.

(c)                                 Corporate seat: Rotterdam, the Netherlands.

(d)                                Address: Weena 455, 3013 AL Rotterdam, the Netherlands.

4             Articles of association of New NV

4.1          A copy of the New NV Articles of Association as they read on the date of this Dutch Merger Proposal is attached to this Dutch Merger Proposal as Annex A.

4.2          New NV will amend its articles of association prior to the Dutch Merger Effective Time, at the occasion of the U.K. Scheme becoming effective. A draft of the New NV Articles of Association as they will read upon this amendment, is attached to this Dutch Merger Proposal as Annex B.

4.3          Upon the Dutch Merger Effective time, New NV will amend its articles of association, as a result of which, inter alia, the statutory name of New NV will become “Unilever N.V.”. A draft of the New NV Articles of Association as they will read from the Dutch Merger Effective Time is attached to this Dutch Merger Proposal as Annex C.

5             Intended board composition of New NV and New Sub

5.1          It is intended that at the Dutch Merger Effective Time, the New NV Board will consist of the following (executive and non-executive) directors:

(a)                                M.E.J. Dekkers, non-executive director and chairman;

(b)                                P.G.J.M. Polman, executive director and CEO;

(c)                                 G.D. Pitkethly, executive director and CFO;

(d)                                N.S. Andersen, non-executive director;

(e)                                 L. Cha, non-executive director;

(f)                                  V. Colao, non-executive director;

(g)                                 J. Hartmann, non-executive director;

(h)                                A. Jung, non-executive director;

(i)                                    M. Ma, non-executive director;

(j)                                   S. Masiyiwa, non-executive director;

(k)                                Y.E. Moon, non-executive director;

(l)                                    J.F. Rishton, non-executive director; and

(m)                            F. Sijbesma, non-executive director.

5.2          No changes are intended in the composition of the New Sub Board.

6             Special rights

6.1          To the extent that, at the Dutch Merger Effective Time, there are any persons who, other than in their capacity as a shareholder of NV, have special rights vis-à-vis NV within the meaning of section 2:320 in conjunction with section 2:312(2)(c) DCC, these persons will acquire an equivalent right in New NV, within the meaning of the statutory provisions mentioned above, as per the Dutch Merger Effective Time.

6.2          On 31 August 2018, being the latest practicable date prior to the publication of this document, NV held approximately 254,600,000 NV Ordinary Shares (including approximately 3,400,000 NV NYRSs) in its own share capital.

6.3          In order to prevent all NV Ordinary Shares (including NV NYRSs) held by NV at the Dutch Merger Effective Time being cancelled by operation of law in accordance with section 2:325(4) DCC, NV will transfer, prior to the Dutch Merger Effective Time, a number of, or all, NV Ordinary Shares (including NV NYRSs) it holds to one or more of its subsidiaries. The NV Board will determine the exact number of NV Ordinary Shares (including NV NYRSs) held by NV, that will be transferred by NV within the meaning of this paragraph.

7             Benefits

No member of the Boards nor any other person involved in the Dutch Merger will obtain any benefit in connection with the Dutch Merger.

8             Financial information

8.1          The financial information of NV will be accounted for in the annual accounts of New Sub as from the Dutch Merger Effective Time. The last financial period of NV will therefore end on the day prior to the Dutch Merger Effective Time.

8.2          Any obligations in respect of the annual accounts of NV as from the Dutch Merger Effective Time will rest upon New Sub by operation of law.

9             Continuation of activities

9.1          It is the intention that the activities of NV will be continued by New NV and New Sub, respectively, in the same manner.

9.2          Following the publication of the Dutch Merger Proposal and prior to the Dutch Merger Effective Time, the Unilever Group expects to implement and/or finalise certain transactions, including:

(a)           the second tranche of Unilever’s €6 billion share buy-back program, amounting to up to €3 billion, as announced on 19 July 2018; and

(b)           an internal reorganisation of the Unilever Group whereby certain assets, including intellectual property rights, will be transferred within the Unilever Group.

10           Resolutions to merge

Boards’ approval of the Dutch Merger Proposal

10.1        Each of the Boards has approved this Dutch Merger Proposal at a duly convened meeting held on     September 2018. This Dutch Merger Proposal has been signed by all members of the Boards.

NV Board proposal

10.2        According to the NV Articles of Association in conjunction with section 2:317(3) DCC a resolution by the NV general meeting to resolve to effect the Dutch Merger may only be adopted upon the proposal thereto by the NV Board. It will be proposed to the NV general meeting to resolve to effect the Dutch Merger in an extraordinary general meeting.

NV Special Shares approval

10.3        According to the NV Articles of Association in conjunction with section 2:317(3) DCC a proposal by the NV Board to the NV general meeting to resolve to effect the Dutch Merger requires the prior approval of the meeting of the holders of the NV Special Shares, which has been obtained prior to the date of this Dutch Merger Proposal.

10.4        In addition, pursuant to section 2:330(2) DCC a resolution by the NV general meeting to resolve to effect the Dutch Merger requires the approval of the meeting of holders of NV Special Shares. It will be proposed to the meeting of holders of NV Special Shares to approve the resolution of the NV general meeting to effect the Dutch Merger.

NV 6% Preference Shares and NV 7% Preference Shares approval

10.5        According to the NV Articles of Association in conjunction with section 2:317(3) DCC and pursuant to section 2:330(2) DCC a resolution by the NV general meeting to resolve to effect the Dutch Merger requires the approval of the meeting of holders of NV 6% Preference Shares and of the meeting of holders of NV 7% Preference Shares. It will be proposed to the meeting of holders of NV 6% Preference Shares and the meeting of holders of NV 7% Preference Shares to approve the resolution of the NV general meeting to effect the Dutch Merger.

NV Ordinary Shares approval

10.6        Pursuant to section 2:330(2) DCC a resolution of the NV general meeting to effect the Dutch Merger requires the approval of the meeting of holders of NV Ordinary Shares. It will be proposed to the meeting of holders of NV Ordinary Shares as part of the NV extraordinary general meeting to approve the resolution of the NV general meeting to effect the Dutch Merger.

New Sub and New NV shareholders resolutions

10.7        On the date of this Dutch Merger Proposal, the articles of association of New Sub and the New NV Articles of Association do not contain any provisions in respect of the approval of the resolution to effect the Dutch Merger, and such resolution must be adopted by both the general meeting of New Sub and the general meeting of New NV.

11           Goodwill and distributable reserves

Impact on goodwill

11.1        As a result of the Dutch Merger, the carrying value of goodwill in NV’s balance sheet at the Dutch Merger Effective Time will be transferred to New Sub. There is no impact on goodwill reported by New NV.

Impact on distributable reserves

11.2        As a result of the Dutch Merger:

(i)      the distributable reserves of New Sub will be increased to an amount broadly equal to the level of the net assets of NV at the Dutch Merger Effective Time; and

(ii)     the distributable reserves of New NV will be increased by an amount equal to the increase in the balance sheet item “investment in subsidiaries” less the increase in share capital arising from the Dutch Merger.

12           NV share capital structure

On the date of this Dutch Merger Proposal the authorised capital of NV consists of:

(a)                                NV Ordinary Shares;

(b)                                NV Special Shares;

(c)                                 NV 6% Preference Shares;

(d)                                NV 7% Preference Shares;

(e)                                 NV Bearer Subshares;

(f)                                  NV Registered Subshares;

(g)                                 NV 6% Subshares; and

(h)                                NV 7% Subshares,

(each type of share an “NV Share Class”).

13           NV Preference Shares

NV will procure that all NV Preference Shares in issue will either (i) be cancelled prior to the execution of the Dutch notarial deed of merger to effect the Dutch Merger or (ii) be held by NV and accordingly will be cancelled by operation of law at the Dutch Merger Effective Time pursuant to section 2:325(4) DCC.

14           New NV capital structure

Upon the Dutch Merger Effective Time, the authorised share capital of New NV will consist of New NV Ordinary Shares only.

15           Share exchange ratio

Share exchange ratio

15.1        Considering that at the Dutch Merger Effective Time all issued NV Preference Shares will either (i) be cancelled or (ii) be held by NV and accordingly will be cancelled by operation of law at the Dutch Merger Effective Time pursuant to section 2:325(4) DCC, the share exchange ratio for the Dutch Merger (the “Dutch Merger Exchange Ratio”) is as follows:

NV SHARE		NO. OF NEW NV ORDINARY SHARES
one (1) NV Ordinary Share	=	one (1) New NV Ordinary Share
one (1) NV Bearer Subshare	=	three/one hundred and twelfth (3/112) New NV Ordinary Share
one (1) NV Registered Subshare	=	three/one hundred and twelfth (3/112) New NV Ordinary Share
One (1) NV Special Share	=	two thousand six hundred and seventy-eight (2,678) and nine/sixteenth (9/16) New NV Ordinary Shares

Fractions of New NV Ordinary Shares

15.2        Only whole New NV Ordinary Shares will be allotted; no subshares of New NV Ordinary Shares will be allotted in the Dutch Merger.

15.3        Entitlements to a fraction of a New NV Ordinary Share resulting from one NV Share Class will not be combined with entitlements resulting from another NV Share Class.

15.4        In the event the Dutch Merger results in a claim for a fraction of a New NV Ordinary Share (a “Fractional Entitlement”) in accordance with section 2:325(2) DCC, the following will apply:

(a)           NV Shares included in the giro deposit held by Euroclear Nederland:

Intermediaries that receive New NV Ordinary Shares pursuant to the Dutch Merger on behalf of their clients will either:

(i)            round down to a whole New NV Ordinary Share: the intermediary will deliver only the whole New NV Ordinary Share(s) (if any) to which a client is entitled pursuant to the Dutch Merger Exchange Ratio as specified in clause 15.1 and will dispose of the Fractional Entitlement and the intermediary will remit cash in lieu of such Fractional Entitlement to its respective client; or

(ii)           round up to a whole New NV Ordinary Share: the intermediary will acquire such Fractional Entitlement as required to form an entitlement to a whole New NV Ordinary Share, subject to receipt of the requisite funds from such client, and deliver a whole New NV Ordinary Share in return.

in each case in accordance with the contractual arrangements between the relevant shareholders and their intermediaries. The aggregate Fractional Entitlements resulting from the rounding down of Fractional Entitlements are expected to be netted against the aggregate Fractional Entitlements that are required for the rounding up of Fractional Entitlements.

(b)           NV Shares in registered form and NV Shares in bearer form not included in the giro deposit held by Euroclear Nederland:

NV Registered Holders and NV Bearer Holders with a Fractional Entitlement will be entitled to receive a pro rata cash payment from New NV. Such cash payment will, for an NV Registered Holder or NV Bearer Holder with a Fractional Entitlement to a New NV Ordinary Share, be equal to a proportionate part of the volume weighted average price of the NV Ordinary Shares on Euronext in Amsterdam over the last five (5) trading days prior to the Dutch Merger Effective Time.

The NV Registered Holders and NV Bearer Holders with a Fractional Entitlement will receive their cash payment (net of related fees and expenses, such as brokerage fees) within ten (10) days after the date of the Dutch Merger Effective Time at the latest, provided that they have specified a bank account to which such cash proceeds can be transferred, and in each case subject to clauses 16.7 and 16.8. No interest will be payable on the net cash proceeds payable to the relevant NV Registered Holders and NV Bearer Holders.

The aggregate amount in cash to be paid to NV shareholders in connection with this clause 15.4(b) may not exceed one/tenth (10%) of the aggregate par value of the New NV Ordinary Shares allotted in the Dutch Merger.

16           Measures in connection with the shareholding in NV

Cancellation of NV Shares

16.1        The Dutch Merger will result in all issued NV Shares being cancelled by operation of law at the Dutch Merger Effective Time.

Allotment of New NV Ordinary Shares

16.2        At the Dutch Merger Effective Time, in exchange for the NV Shares, New NV will allot such number of New NV Ordinary Shares as follows from applying the Dutch Merger Exchange Ratio.

16.3                       New NV Ordinary Shares allotted in respect of NV Shares that, at the Dutch Merger Effective Time, are included in the giro deposit held by Euroclear Nederland will be allotted in dematerialised form through Euroclear Nederland and the relevant intermediaries and settlement institutions to those persons who are registered in the records of the intermediaries as persons entitled to New NV Ordinary Shares at the Dutch Merger Effective Time.

16.4                       New NV Ordinary Shares allotted in respect of NV Shares (including NV NYRSs) that, at the Dutch Merger Effective Time, are held by NV Registered Holders (including Registered NV NYRS Holders) will be allotted to those NV Registered Holders directly and the name of such NV Registered Holders (including Registered NV NYRS Holders) will be registered in New NV’s shareholders register.

Exchange of New NV Ordinary Shares for New NV ADSs

16.5                       New NV will enable Registered NV NYRS Holders to make an election to, upon the Dutch Merger Effective Time, exchange any New NV Ordinary Shares allotted to them in return for NV NYRSs for New NV ADSs. If no such election is made, Registered NV NYRS Holders will be allotted New NV Ordinary Shares and the name of such Registered NV NYRS Holders will be registered in New NV’s shareholders register.

16.6                       Any New NV Ordinary Shares allotted in respect of NV NYRSs that, at the Dutch Merger Effective Time, are held by Indirect NYRS Holders through DTC will be exchanged (through a series of steps) for New NV ADSs after the Dutch Merger Effective Time, without the need for further action by the Indirect NYRS Holders.

Obligations to present or hand in certificates of shares

16.7                       Any holder of NV Bearer Subshares will:

(a)                                insofar as entitled to the allotment of one or more New NV Ordinary Shares in return for NV Bearer Subshares, in accordance with section 2:82(4) DCC, not be able to exercise the rights attached to any New NV Ordinary Shares to be allotted in return for such NV Bearer Subshares, until such holder has presented the certificates for such NV Bearer Subshares to New NV; and

(b)                                insofar as entitled to a cash payment as specified in clause 15.4(b) in return for NV Bearer Subshares, be able to claim such cash payment upon presenting the certificates for such NV Bearer Subshares to New NV.

16.8                       Any holder of an NV Ordinary Share that, at the Dutch Merger Effective Time, is under an obligation to present or hand in certificates for shares in respect of such NV Ordinary Share and as a consequence cannot exercise the rights attached to such NV Ordinary Share, will be under the same obligation vis-à-vis New NV and will not be able to exercise the rights attached to the New NV Ordinary Share allotted in exchange for such NV Ordinary Share.

Non-applicability of section 2:326 paragraphs (d) through (f) DCC

16.9                       Neither NV nor New NV has shares without voting rights or shares without distribution rights, and therefore section 2:326 paragraphs (d) through (f) DCC do not apply.

17                                 Entitlement to profit

The shareholders of NV will be fully entitled to share in the profit of New NV, commencing on the day of the Dutch Merger Effective Time.

18                                 Cancellation of shares

On the occasion of the Dutch Merger, no New NV Ordinary Shares will be cancelled pursuant to section 2:325(3) in conjunction with section 2:333a(3) DCC.

19                                 Report of the Boards

19.1                       The Boards prepared a report in accordance with sections 2:313(1) and 2:327 DCC explaining among other things the legal, social and economic aspects of the Dutch Merger as well as the methods for determining the Dutch Merger Exchange Ratio (the “Explanation to the Dutch Merger Proposal”).

19.2                       The Explanation to the Dutch Merger Proposal will be made available on the Unilever Group’s website: www.unilever.com/simplification and will be made available for inspection at the offices of the Merging Companies for those persons that are entitled to inspect them in accordance with the laws of the Netherlands.

20                                 Independent expert reports

20.1                       At the request of each of the Boards, Flynth Audit B.V. has been requested to prepare the declarations in accordance with section 2:328(1) DCC. These declarations will be filed with the Dutch Trade Register of the Chamber of Commerce as required under the laws of the Netherlands, and will be made available for inspection at the offices of the Merging Companies for those persons that are entitled to inspect them in accordance with the laws of the Netherlands.

20.2                       Flynth Audit B.V. has also been appointed to issue a report to the Merging Companies pursuant to section 2:328(2) DCC. This report is attached to the Explanation to the Dutch Merger Proposal.

21                                 Works council and trade union

The Merging Companies do not have works councils. The central works council, established at the level of Unilever Nederland Holdings B.V., and the Unilever European works council, have each been informed of Simplification, including the Dutch Merger.

Should NV receive remarks from the trade union(s), these remarks will be made available for inspection at the offices of the Merging Companies, for those persons that are entitled to inspect them in accordance with the laws of the Netherlands.

22                                 Dutch Merger Conditions

22.1                       The Boards will only give effect to the Dutch Merger after the following conditions (the “Dutch Merger Conditions”) have been satisfied or waived, as the case may be:

U.K. Scheme and Dutch Merger requirements

(a)                                the U.K. Scheme having become effective;

(b)                                the resolution to approve Simplification which includes to resolve to (a) enter into the Dutch Merger and (b) terminate the Equalisation Agreement at such time as may be determined by the NV Board and the PLC Board, having been adopted by the requisite majority of the NV general meeting;

(c)                                 each meeting of holders of a specific class of NV shares required to effect the Dutch Merger having approved the Dutch Merger;

(d)                                no objection to the Dutch Merger having been filed by creditors or any objection having been withdrawn, resolved or lifted by an enforceable court order by the relevant court of the Netherlands;

European admissions

(e)                                 the EU Prospectus (and any required supplement(s) thereto) having been approved by the AFM pursuant to the Prospectus Rules;

(f)                                  the AFM having notified its approval of the EU Prospectus (and any required supplement(s) thereto) to the U.K. Listing Authority and the European Securities and Markets Authority in accordance with Article 18 of the Prospectus Directive;

(g)                                 the EU Prospectus (and any required supplement(s) thereto) having been published and made available in accordance with the Prospectus Rules and being in full force and effect;

(h)                                the U.K. Listing Authority having acknowledged to the Unilever Group or its agents (and such acknowledgement not having been withdrawn) that the application for the admission of the New NV Ordinary Shares to the Official List with a premium listing has been approved and (after satisfaction of any conditions to which such approval is expressed to be subject) will become effective as soon as a dealing notice has been issued by the FCA and any listing conditions having been satisfied; and the LSE having acknowledged to the Unilever Group or its agents (and such acknowledgement not having been withdrawn) that the New NV Ordinary Shares will be admitted to trading on LSE’s Main Market;

(i)                                    Euronext Amsterdam having approved (and such approval not having been withdrawn) the Euronext Admission and the Euronext Admission becoming effective on or prior to the effective date of Simplification or such other date as agreed in writing between the parties to the Simplification Agreement;

(j)                                   the New NV Ordinary Shares having been accepted for book-entry transfers by Euroclear Nederland on or prior to the Euronext Admission;

U.S. admissions

(k)                                the registration statement on Form F-4 and the registration statement on Form F-6 having become effective under the Securities Act and, prior to the effective date of Simplification, will not be the subject of any stop order or proceeding seeking a stop order;

(l)                                    the New NV ADSs having been authorised for listing on the NYSE, upon official notice of allotment;

Clearances

(m)                            each of the clearances having been received (and not revoked) on terms satisfactory to the parties to the Simplification Agreement, where clearances refers to all consents, clearances, confirmations, permissions and waivers that are required to be obtained, all filings that are required to be made and all waiting periods that may need to have expired, from or under the laws, regulations or practices applied by any authority in connection with the implementation of Simplification; and

General condition

(n)                                there being no fact, matter or circumstance which, in the absolute discretion of New NV, may or may be reasonably likely to prevent, delay, hinder or otherwise adversely affect Simplification under New NV or the willingness of New NV to pursue Simplification as contemplated.

22.2                       The Boards have undertaken to procure that the Dutch Merger shall take effect following the effective time of the U.K. Scheme.

22.3                       The Boards will have all necessary powers to acknowledge the fulfilment or waiver, as the case may be, of the Dutch Merger Conditions and to request a Dutch civil law notary to execute the Dutch notarial deed of merger to effect the Dutch Merger.

22.4                       According to section 2:318 DCC, the Dutch Merger must be effectuated within six (6) months after the announcement of the publication of this Dutch Merger Proposal in a Dutch nationwide daily distributed newspaper or, if at the end of this six (6) month period the implementation of the Dutch Merger would not be allowed due to a filed creditor opposition, within one month after such opposition has been withdrawn, resolved or lifted by an enforceable court order by the relevant court of the Netherlands. If this period lapses without the Dutch Merger becoming effective, the Merging Companies can opt to publish a new merger proposal in accordance with applicable laws and procedures.

23                                 Miscellaneous

23.1                       This Dutch Merger Proposal is prepared in the English language, and is accompanied by a certified Dutch translation. In case of discrepancies between these two versions, the English version prevails.

23.2                       This Dutch Merger Proposal is governed by, and interpreted in accordance with, the laws of the Netherlands.

23.3                       Any dispute between the Merging Companies as to the validity, interpretation or performance of this Dutch Merger Proposal will be submitted to the exclusive jurisdiction of the Dutch courts.

(signature pages follow)

THIS DUTCH MERGER PROPOSAL HAS BEEN SIGNED ON THE DATE STATED AT THE BEGINNING OF THIS DUTCH MERGER PROPOSAL BY:

The board of directors of Unilever N.V.

M.E.J. Dekkers	P.G.J.M. Polman
Title: non-executive director and chairman	Title: executive director and CEO

G.D. Pitkethly	N.S. Andersen
Title: executive director and CFO	Title: non-executive director

L. Cha	V. Colao
Title: non-executive director	Title: non-executive director

J. Hartmann	A. Jung
Title: non-executive director	Title: non-executive director

M. Ma	S. Masiyiwa
Title: non-executive director	Title: non-executive director

Y.E. Moon	J.F. Rishton
Title: non-executive director	Title: non-executive director

F. Sijbesma
Title: non-executive director

The board of directors of Unilever International Holdings N.V.

P.G.J.M. Polman	G.D. Pitkethly
Title: managing director	Title: managing director

The board of directors of Unilever International Holding B.V.

S.P. de Buck	R. van Gelder
Title: managing director	Title: managing director

M.G. Roovers
Title: managing director

SCHEDULE 1 —       LIST OF DEFINED TERMS

Unless otherwise specified or if the context otherwise requires:

“AFM” refers to the Netherlands Authority for the Financial Markets (Stichting Autoriteit Financiële Markten).

“Boards” refers to the NV Board, the New NV Board and the New Sub Board.

“DCC” refers to the Dutch Civil Code (Burgerlijk Wetboek).

“DTC” refers to the Depository Trust Company.

“Dutch Merger Proposal” refers to this merger proposal.

“Dutch Merger” refers to the triangular legal merger between NV, New NV and New Sub.

“Dutch Merger Conditions” has the meaning given to it in clause 22.1 of the Dutch Merger Proposal.

“Dutch Merger Effective Time” refers to 00.00 a.m. Central European Time following the date on which a Dutch notarial deed to effect the Dutch Merger is executed.

“Dutch Merger Exchange Ratio” has the meaning given to it in clause 15.1 of the Dutch Merger Proposal.

“Equalisation Agreement” refers to an agreement dated 28 June 1946 between NV and PLC, as amended pursuant to supplemental agreements dated 20 July 1981, 21 December 1981, 15 May 2006 and 20 May 2009 respectively.

“EU Prospectus” refers to the prospectus to be published by New NV for the purposes of the European Admissions and to be approved by the AFM.

“Euroclear Nederland” refers to Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V.

“Euronext Admission” refers to the New NV Ordinary Shares to be issued and allotted pursuant to Simplification being approved for admission and trading on Euronext in Amsterdam.

“Euronext Amsterdam” refers to Euronext Amsterdam N.V.

“Euronext in Amsterdam” refers to the regulated market operated by Euronext Amsterdam.

“European Admissions” refers to the application by New NV to (i) Euronext Amsterdam for the New NV Ordinary Shares to be admitted to listing and trading on Euronext in Amsterdam under the symbol “UNA”, (ii) the U.K. Listing Authority for the New NV Ordinary Shares to be admitted to the premium listing segment of the Official List, and (iii) the LSE for the New NV Ordinary Shares to be admitted to trading on the LSE’s Main Market under the symbol “ULVR”.

“Explanation to the Dutch Merger Proposal” has the meaning given to it in clause 19.1 of the Dutch Merger Proposal.

“FCA” refers the U.K. Financial Conduct Authority.

“Form F-4” refers to the registration statement to register the New NV Ordinary Shares to be allotted pursuant to the Dutch Merger filed with the SEC under the Securities Act (together with any amendments, supplements and exhibits thereto).

“Form F-6” refers to the registration statement for New NV Ordinary Shares evidenced by American Depositary Shares filed with the SEC under the Securities Act (together with any amendments, supplements and exhibits thereto).

“Fractional Entitlement” has the meaning given to it in clause 15.4 of the Dutch Merger Proposal.

“Indirect NV NYRS Holders” refers to NV NYRS Holders who hold their NV NYRSs in book-entry form through a bank, broker or other DTC participant.

“LSE” refers to the London Stock Exchange plc.

“LSE’s Main Market” refers to the LSE’s main market for listed securities.

“Merging Companies” refers to NV, New NV and New Sub.

“New NV” refers to Unilever International Holdings N.V., a public limited liability company incorporated under the laws of the Netherlands, having its corporate seat in Rotterdam, the Netherlands, and address at Weena 455, 3013 AL Rotterdam, the Netherlands, registered with the Dutch Trade Register of the Chamber of Commerce under number 70363196. Unilever International Holdings N.V. will be renamed Unilever N.V. at the Dutch Merger Effective Time.

“New NV ADSs” refers to American depositary shares of New NV each representing one (1) New NV Ordinary Share.

“New NV Articles of Association” refers to the articles of association of New NV.

“New NV Board” refers to the board of directors of New NV.

“New NV Ordinary Shares” refers to ordinary shares in the capital of New NV, each with a par value of €0.16.

“New Sub” refers to Unilever International Holding B.V., a private company with limited liability company incorporated under the laws of the Netherlands, having its corporate seat in Rotterdam, the Netherlands, and address at Weena 455, 3013 AL Rotterdam, the Netherlands, registered with the Dutch Trade Register of the Chamber of Commerce under number 71450041.

“New Sub Board” refers to the board of directors of New Sub.

“NV” refers to Unilever N.V., a public limited liability company incorporated under the laws of the Netherlands, having its corporate seat in Rotterdam, the Netherlands, and address at Weena 455, 3013 AL Rotterdam, the Netherlands, registered with the Dutch Trade Register of the Chamber of Commerce under number 24051830.

“NV 6% Preference Shares” refers to 6% cumulative preference shares, each with a par value of €428.57, in the capital of NV.

“NV 6% Subshares” refers to subshares of NV 6% Preference Shares, each amounting to 1/10 part of one (1) NV 6% Preference Share.

“NV 7% Preference Shares” refers to 7% cumulative preference shares, each with a par value of €428.57, in the capital of NV.

“NV 7% Subshares” refers to subshares of NV 7% Preference Shares, each amounting to 1/10 part of one (1) NV 7% Preference Share.

“NV Articles of Association” refers to the articles of association of NV.

“NV Bearer Holders” refers to holders of NV Shares that hold their NV Shares in bearer form.

“NV Bearer Subshares” refers to NV Ordinary Subshares in bearer form.

“NV Board” refers to the board of directors of NV.

“NV Depositary Receipts” refers to depositary receipts for NV Ordinary Shares issued by the Foundation Unilever N.V. Trust Office (Stichting Administratiekantoor Unilever N.V.), each representing one (1) NV Ordinary Share.

“NV NYRS Agent” refers to Deutsche Bank Trust Company Americas in its capacity as US registrar, transfer agent, paying agent, shareholder servicing agent and exchange agent for the NV NYRSs.

“NV NYRS Holders” refers to the holders of NV NYRSs.

“NV NYRSs” refers to the New York registry shares of NV, each representing one (1) NV Ordinary Share.

“NV Ordinary Shares” refers to ordinary shares, each with a par value of €0.16, in the capital of NV.

“NV Ordinary Subshares” refers to subshares of NV Ordinary Shares, each amounting to 3/112 part of one (1) NV Ordinary Share.

“NV Preference Shares” refers to NV 6% Preference Shares, NV 7% Preference Shares, NV 6% Subshares, and NV 7% Subshares, together.

“NV Registered Holders” refers to holders of NV Shares that hold their NV Shares directly and are registered as a shareholder in NV’s shareholders register.

“NV Registered Subshares” refers to NV Ordinary Subshares in registered form.

“NV Shares” refers to NV Ordinary Shares, NV Preference Shares, NV Special Shares, NV Bearer Subshares and NV Registered Subshares, together.

“NV Share Class” has the meaning given to it in clause 12 of the Dutch Merger Proposal.

“NV Special Shares” refers to ordinary shares, each with a par value of €428.57 in the capital of NV.

“NYSE” refers to the New York Stock Exchange.

“Official List” refers to the official list of the U.K. Listing Authority.

“PLC” refers to Unilever PLC, a public limited company incorporated in England and Wales.

“PLC ADSs” refers to the American depositary shares of PLC, each representing one (1) PLC Ordinary Share.

“PLC Board” refers to the board of directors of PLC.

“PLC Ordinary Shares” refers to ordinary shares of 31/9 pence each in the capital of PLC.

“Prospectus Directive” refers to Directive 2003/71/EC of the European Parliament and of the Council of the European Union, as amended (including as amended by Directive 2010/73/EU).

“Prospectus Rules” refers to (i) the Prospectus Directive as implemented in the relevant member state of the European Union and (ii) European Commission Regulation (EC) No 809/2004 of April 29, 2004, as amended.

“Registered Certificated NV NYRS Holders” refers to NV NYRS Holders who hold their NV NYRSs in physical certificated form.

“Registered Book-Entry NV NYRS Holders” refers to NV NYRS Holders who hold their NV NYRSs in registered book-entry form on the books of the NV NYRS Agent.

“Registered NV NYRS Holders” refers to Registered Book-Entry NV NYRS Holders and Registered Certificated NV NYRS Holders.

“SEC” refers to the Securities and Exchange Commission.

“Securities Act” refers to the U.S. Securities Act of 1933.

“Simplification” refers to the U.K. Scheme, Dutch Merger and the other implementation steps related thereto pursuant to which New NV will become the parent company of NV and PLC.

“Simplification Agreement” refers to the agreement dated     September 2018 and entered into between NV, PLC, New NV and New Sub, setting out certain mutual commitments in relation to Simplification.

“U.K. Listing Authority” refers to the FCA in its capacity as competent authority under the Financial Services and Markets Act 2000 (as amended).

“U.K. Scheme” refers to the U.K. scheme of arrangement under Part 26 of the U.K. Companies Act 2006.

“U.K. Scheme Circular” refers to the U.K. Scheme circular published by PLC on     September 2018.

“Unilever Group” or “Unilever” prior to the consummation of Simplification refers to PLC, NV and the companies they control, and following the consummation of Simplification refers to New NV and the companies it will control.

PART 2

Certified Dutch translation of the Dutch Merger Proposal to follow

PART 3

ANNEX A —                              CURRENT ARTICLES OF ASSOCIATION OF NEW NV (DUTCH AND ENGLISH TRANSLATION)

NOTE ABOUT TRANSLATION:

This document is an English translation of a document prepared in Dutch. In preparing this document, an attempt has been made to translate as literally as possible without jeopardising the overall continuity of the text. Inevitably, however, differences may occur in translation and if they do, the Dutch text will govern by law. The definitions in article 1.1 of this document are listed in the English alphabetical order which may differ from the Dutch alphabetical order.

In this translation, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

DEED OF INCORPORATION

(Unilever International Holdings N.V.)

This twenty-first day of December two thousand and seventeen, there appeared before me, Pabe Jan Suurd, deputising for Bartholomeus Johannes Kuck, civil law notary in Amsterdam, the Netherlands:

Carolien Trientje Lode, with office address at Zuidplein 180, 1077 XV Amsterdam, the Netherlands, born in Groningen, the Netherlands, on the thirtieth day of May nineteen hundred and ninety-one, in this respect acting as attorney-in-fact of:

Unilever N.V., a public company (naamloze vennootschap) incorporated under the laws of the Netherlands, having its official seat in Rotterdam, the Netherlands, and its office at Weena 455, 3013 AL Rotterdam, the Netherlands, registered with the Dutch Trade Register under number 24051830 (the “Incorporator”).

The aforementioned proxy appears from a written power of attorney, a copy of which has been attached to this deed (Annex).

The person appearing declared the following:

The Incorporator hereby incorporates a public company under the laws of the Netherlands (naamloze vennootschap), with the following articles of association.

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Articles of association:

1                                      Definitions and interpretation

1.1                            In these articles of association, the following terms shall have the following meanings:

“Company” means the company the internal organisation of which is governed by these articles of association.

“Distributable Equity” means the part of the Company’s equity which exceeds the aggregate of the issued capital and the reserves which must be maintained pursuant to the laws of the Netherlands.

“General Meeting” means the body of the Company consisting of the person or persons to whom, as a Shareholder or otherwise, voting rights attached to Shares accrue, or (as the case may be) a meeting of such persons (or their representatives) and other persons entitled to attend such meetings.

“in writing” means transmitted by letter, telecopier or e-mail, or any other electronic means of communication, provided the relevant message is legible and reproducible.

“Management Board” means the management board of the Company.

“Managing Director” means a member of the Management Board.

“Meeting Rights” means the rights conferred by the laws of the Netherlands upon holders of depositary receipts issued with a company’s cooperation for shares in its capital.

“Share” means a share in the capital of the Company.

“Shareholder” means a holder of one or more Shares.

“Subsidiary” means a subsidiary of the Company as referred to in Section 2:24a of the Dutch Civil Code.

1.2                            References to “articles” refer to articles that are part of these articles of association, except where expressly indicated otherwise.

2                                      Name and official seat

2.1                            The Company’s name is:

Unilever International Holdings N.V.

2.2                            The Company has its official seat in Rotterdam, the Netherlands.

3                                      Objects

The objects of the Company are:

(a)                              to incorporate, to participate in any way whatsoever in, to manage, to supervise businesses and companies;

(b)                              to finance businesses and companies;

(c)                               to render advice and services to businesses and companies with which the Company forms a group and to third parties;

(d)                              to perform any and all activities of an industrial, financial or commercial nature, and to do all that is connected therewith or may be conducive thereto, all to be interpreted in the broadest sense.

4                                      Authorised capital

4.1                            The authorised capital of the Company is two hundred and twenty-five thousand euro (EUR 225,000).

4.2                            The authorised capital of the Company is divided into two hundred and

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twenty-five thousand (225,000) Shares, with a nominal value of one euro (EUR 1) each, numbered 1 through 225,000.

4.3                            All Shares shall be registered. No share certificates shall be issued.

5                                      Register of Shareholders

5.1                            The Management Board shall keep a register in which the names and addresses of all Shareholders are recorded. The names and addresses of pledgees and usufructuaries of Shares shall also be entered in the register of Shareholders.

5.2                            Section 2:85 of the Dutch Civil Code applies to the register.

6                                      Issuance of Shares

6.1                            Shares may be issued pursuant to a resolution of the General Meeting or of another body of the Company designated for that purpose pursuant to a resolution of the General Meeting for a fixed period, not exceeding five years. On such designation the number of Shares which may be issued must be specified. The designation may be extended, each time for a period not exceeding five years. Unless the designation provides otherwise, it may not be withdrawn.

6.2                            A resolution to issue Shares shall stipulate the issue price and the other conditions of issue.

6.3                            The issuance of a Share shall furthermore require a notarial deed, to be executed for that purpose before a civil law notary registered in the Netherlands, to which deed those involved in the issuance shall be parties.

6.4                            Upon issuance of Shares, each Shareholder shall have a right of pre-emption in proportion to the aggregate nominal value of his Shares, subject to the relevant limitations prescribed by the laws of the Netherlands and the provisions of article 6.5.

6.5                            Prior to each single issuance of Shares, the right of pre-emption may be limited or excluded pursuant to a resolution of the General Meeting. The right of pre-emption may also be limited or excluded pursuant to a resolution of the body of the Company designated pursuant to article 6.1, if, pursuant to a resolution of the General Meeting, it was designated for a fixed period, not exceeding five years, as authorised to limit or exclude such right of pre-emption. The designation may be extended, each time for a period not exceeding five years. Unless the designation provides otherwise, it may not be withdrawn. If less than one-half of the Company’s issued capital is represented at the meeting, a majority of at least two-thirds of the votes cast shall be required for a resolution of the General Meeting to limit or exclude such right of pre-emption or to make such designation.

6.6                            Rights of pre-emption may not be separately disposed of.

6.7                            The nominal value of each Share must be paid upon subscription and, in addition, if the Share is subscribed for at a higher amount, the difference between such amounts. It can be stipulated that part of the nominal value, not exceeding three-quarters thereof, will only have to be paid after the Company has requested that such payment be made.

6.8                            The Management Board shall be authorised to perform legal acts relating to non-cash contributions on Shares and other legal acts as referred to in

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Section 2:94 of the Dutch Civil Code, without prior approval of the General Meeting.

7                                      Own Shares; reduction of the issued capital

7.1                            The Company and its Subsidiaries may acquire fully paid up Shares or depositary receipts thereof, with due observance of the limitations prescribed by the laws of the Netherlands.

7.2                            The Company may not give security, guarantee the price, in any other way warrant performance by third parties or bind itself, either severally or jointly, in addition to or on behalf of third parties, with a view to a subscription for or an acquisition of Shares or depositary receipts thereof by others. This prohibition also applies to Subsidiaries.

7.3                            The Company and its Subsidiaries may not grant loans with a view to a subscription for or an acquisition of Shares or depositary receipts thereof by others, unless so in compliance with Section 2:98c of the Dutch Civil Code.

7.4                            The provisions of article 7.2 and article 7.3 shall not apply to Shares or depositary receipts thereof subscribed or acquired by or for employees of the Company or of a group company of the Company as referred to in Section 2:24b of the Dutch Civil Code.

7.5                            The General Meeting may resolve to reduce the Company’s issued capital in accordance with the relevant provisions prescribed by the laws of the Netherlands.

8                                      Transfer of Shares

8.1                            The transfer of a Share shall require a notarial deed, to be executed for that purpose before a civil law notary registered in the Netherlands, to which deed those involved in the transfer shall be parties.

8.2                            Unless the Company itself is party to the legal act, the rights attached to the Share can only be exercised after the Company has acknowledged said legal act or said deed has been served upon it, in accordance with the relevant provisions of the laws of the Netherlands.

9                                      Free transferability

No restrictions shall apply to a transfer of Shares.

10                               Pledging of Shares and usufruct on Shares

10.1                     The provisions of article 8 shall apply by analogy to the pledging of Shares and to the creation or transfer of a usufruct on Shares.

10.2                     Upon the creation of a right of pledge on a Share, the voting rights attached to such Share may be assigned to the pledgee, with due observance of the relevant provisions of the laws of the Netherlands.

10.3                     Upon the creation or transfer of a usufruct on a Share, the voting rights attached to such Share may not be assigned to the usufructuary.

10.4                     Both the Shareholder without voting rights and the pledgee with voting rights shall have the Meeting Rights. The pledgee or the usufructuary without voting rights shall have the Meeting Rights, unless the same are withheld from him upon the creation or transfer of the right of pledge or the usufruct respectively.

11                               Depositary receipts for Shares

The Company shall not cooperate in the issuance of depositary receipts for Shares.

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12                               Managing Directors; remuneration

12.1                     The Management Board shall consist of one or more Managing Directors. Both individuals and legal entities can be Managing Directors.

12.2                     Managing Directors are appointed by the General Meeting.

12.3                     A Managing Director may be suspended or removed by the General Meeting at any time.

12.4                     Any suspension may be extended one or more times, but may not last longer than three months in the aggregate. If, at the end of that period, no decision has been taken on termination of the suspension or on removal, the suspension shall end.

12.5                     The Company has a policy on the remuneration of the Management Board. The policy shall be adopted by the General Meeting. The policy on remuneration shall in any case include the subjects referred to in Sections 2:383c up to and including 2:383e of the Dutch Civil Code, insofar as these relate to the Management Board.

12.6                     With due observance of the policy referred to in article 12.5, the authority to establish remuneration and other conditions of employment for Managing Directors is vested in the General Meeting.

13                               Duties, working methods and decision-making process of the Management Board; conflict of interest

13.1                     The Management Board shall be entrusted with the management of the Company. In performing their duties, the Managing Directors shall act in accordance with the interests of the Company and the business connected with it.

13.2                     The Management Board may establish rules regarding its working methods and decision-making process. In this context, the Management Board may also determine the duties which a Managing Director shall be particularly responsible for. Such rules and allocation of duties shall be put in writing. The General Meeting may resolve that such rules and allocation of duties shall be subject to its approval.

13.3                     Management Board resolutions may at all times be adopted in writing, provided the proposal concerned is submitted to all Managing Directors then in office in respect of whom no conflict of interest within the meaning of article 13.4 exists and none of them objects to this manner of adopting resolutions, evidenced by written statements from all relevant Managing Directors then in office.

13.4                     A Managing Director shall not take part in the discussions and decision-making by the Management Board if he has a direct or indirect personal interest therein that conflicts with the interests of the Company or the business connected with it. If as a result no resolution can be adopted, the resolution shall be adopted by the General Meeting.

13.5                     When determining how many votes are cast by Managing Directors or how many Managing Directors are present or represented, no account shall be taken of Managing Directors that are not allowed to take part in the discussions and decision-making by the Management Board pursuant to the

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laws of the Netherlands, these articles of association or written rules as referred to in article 13.2.

14                               Representation

14.1                     The Company shall be represented by the Management Board. Any two Managing Directors acting jointly shall also be authorised to represent the Company.

14.2                     The Management Board may appoint officers with general or limited power to represent the Company. Each officer shall be competent to represent the Company, subject to the restrictions imposed on him. The Management Board shall determine each officer’s title.

15                               Approval of Management Board resolutions

15.1                     Resolutions of the Management Board entailing a significant change in the identity or character of the Company or its business are subject to the approval of the General Meeting, including in any case:

(a)                              the transfer of (nearly) the entire business of the Company to a third party;

(b)                              entering into or terminating long-term co-operations of the Company or a Subsidiary with another legal entity or company or as fully liable partner in a limited partnership or general partnership, if this co-operation or termination is of major significance for the Company;

(c)                               acquiring or disposing by the Company or a Subsidiary of participating interests in the capital of a company, with a value equal to at least one-third of the sum of the assets of the Company as shown on its balance sheet with explanatory notes or, if the Company prepares a consolidated balance sheet, its consolidated balance sheet with explanatory notes according to the last adopted annual accounts of the Company.

15.2                     The General Meeting may also require other Management Board resolutions to be subject to its approval. The Management Board shall be notified in writing of such other resolutions, which shall be clearly specified.

15.3                     The Management Board may not, without a mandate from the General Meeting, file for bankruptcy of the Company.

15.4                     The absence of approval by the General Meeting of a resolution referred to in this article 15.1 shall not affect the authority of the Management Board or the Managing Directors to represent the Company.

16                               Vacancy or inability to act

If a seat on the Management Board is vacant or a Managing Director is unable to perform his duties, the remaining Managing Directors or Managing Director shall be temporarily entrusted with the management of the Company. If all seats on the Management Board are vacant or all Managing Directors or the sole Managing Director, as the case may be, are unable to perform their duties, one or more persons to be designated for that purpose by the General Meeting shall be temporarily entrusted with the management of the Company.

17                               Indemnity

17.1                     Unless Dutch law provides otherwise, current and former Managing Directors are reimbursed for:

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(a)                              the reasonable costs of conducting a defence against claims resulting from an act or omission in performing their duties or in performing other duties the Company has asked them to fulfil;

(b)                              any compensation or financial penalties they owe as a result of an act or omission as referred to in (a);

(c)                               any amounts they owe under settlements they have reasonably entered into with the Company’s prior consent in connection with an act or omission as referred to in (a);

(d)                              the reasonable costs of other proceedings in which they are involved as a current or former Managing Director, except for proceedings in which they are primarily asserting their own claims.

17.2                     An indemnified person is not entitled to the reimbursement referred to in article 17.1 insofar as:

(a)                              it has been established in a final and non-appealable decision of the competent court or, in the event of arbitration, of an arbitrator, that the act or omission of the indemnified person can be described as deliberate, wilfully reckless or seriously culpable. In that case, the indemnified person must immediately repay the sums reimbursed by the Company, unless Dutch law provides otherwise or this would, in the given circumstances, be unacceptable according to standards of reasonableness and fairness; or

(b)                              the costs or the financial losses of the indemnified person are covered by an insurance policy and the insurer has paid out these costs or financial losses.

17.3                     The Company shall reimburse costs and financial losses immediately on receipt of an invoice or another document showing the costs or financial losses incurred by the indemnified person, on the condition that the indemnified person has undertaken in writing to repay these costs and reimbursements if a repayment obligation as referred to in article 17.2 arises.

17.4                     The indemnified person shall comply with the Company’s instructions regarding the defence strategy and coordinate the defence strategy with the Company beforehand. The indemnified person requires the Company’s prior written consent for: (i) acknowledging personal liability, (ii) deciding not to put up a defence, and (iii) entering into a settlement.

17.5                     The Company may take out liability insurance for the benefit of the indemnified persons.

17.6                     The Management Board may further implement this article 17.

17.7                     This article 17 may be amended without the consent of the indemnified persons, but the indemnity granted in this article 17 will remain in force for claims for the reimbursement of costs and other payments as referred to in this article 17 that resulted from an act or omission by the indemnified person in the period when the indemnity was in effect.

18                               Financial year and annual accounts

18.1                     The Company’s financial year shall be the calendar year.

18.2                     Annually, not later than five months after the end of the financial year, save where this period is extended by the General Meeting by not more than five

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months by reason of special circumstances, the Management Board shall prepare annual accounts, and shall deposit the same for inspection by the Shareholders and the persons with Meeting Rights at the Company’s office.

18.3                     Within the same period, the Management Board shall also deposit the management report for inspection by the Shareholders and the persons with Meeting Rights, unless the Company is exempted from doing so pursuant to Book 2 of the Dutch Civil Code.

18.4                     The annual accounts shall consist of a balance sheet, a profit and loss account and explanatory notes.

18.5                     The annual accounts shall be signed by the Managing Directors. If the signature of one or more of them is missing, this shall be stated and reasons for this omission shall be given.

18.6                     The Company may, and if the laws of the Netherlands so require shall, appoint an accountant to audit the annual accounts. Such appointment shall be made by the General Meeting.

19                               Adoption of the annual accounts and release from liability

19.1                     The General Meeting shall adopt the annual accounts.

19.2                     At the General Meeting at which it is resolved to adopt the annual accounts, a proposal concerning release of the Managing Directors from liability for the management pursued, insofar as the exercise of their duties is reflected in the annual accounts or otherwise disclosed to the General Meeting prior to the adoption of the annual accounts, shall be brought up for discussion separately.

20                               Profits and distributions

20.1                     The allocation of profits accrued in a financial year shall be determined by the General Meeting.

20.2                     Distribution of profits shall be made after adoption of the annual accounts if permissible under the laws of the Netherlands given the contents of the annual accounts.

20.3                     The General Meeting may resolve to make interim distributions and/or to make distributions at the expense of any reserve of the Company.

20.4                     Distributions on Shares may be made only up to an amount which does not exceed the amount of the Distributable Equity. If it concerns an interim distribution, the compliance with this requirement must be evidenced by an interim statement of assets and liabilities as referred to in Section 2:105, subsection 4, of the Dutch Civil Code. The Company shall deposit the statement of assets and liabilities at the Dutch Trade Register within eight days after the day on which the resolution to make the distribution is published.

20.5                     A claim of a Shareholder for payment of a distribution on Shares shall be barred after five years have elapsed.

20.6                     No distributions shall be made on Shares held by the Company in its own capital, unless these Shares have been pledged or a usufruct has been created in these Shares and the authority to collect distributions or the right to receive distributions respectively accrues to the pledgee or the usufructuary respectively. For the computation of distributions, the Shares on which no distributions shall be made pursuant to this article 20.6, shall not be taken into

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account.

21                               General Meetings

21.1                     The annual General Meeting shall be held within six months after the end of the financial year.

21.2                     Other General Meetings shall be held as often as the Management Board or a Shareholder deems necessary.

21.3                     Shareholders and/or persons with Meeting Rights alone or jointly representing in the aggregate at least one-tenth of the Company’s issued capital may request the Management Board to convene a General Meeting, stating specifically the business to be discussed. If the Management Board has not given proper notice of a General Meeting within four weeks following receipt of such request such that the meeting can be held within six weeks after receipt of the request, the applicants shall be authorised to convene a meeting themselves.

22                               Notice, agenda and venue of meetings

22.1                     Notice of General Meetings shall be given by those convening the General meeting pursuant to article 21.2 or article 21.3.

22.2                     Notice of the meeting shall be given within the period as prescribed by the laws of the Netherlands.

22.3                     The notice convening the meeting shall specify the business to be discussed. Other business not specified in such notice may be announced at a later date, with due observance of the term referred to in article 22.2.

22.4                     Items, for which a written request has been filed to discuss them, by one or more Shareholders and/or persons with Meeting Rights, alone or jointly representing at least three-hundredth of the Company’s issued capital, shall be included in the notice or announced in the same manner, provided that the Company received the substantiated request or a proposal for a resolution no later than on the sixtieth day before the date of the meeting.

22.5                     The notice convening the meeting shall be sent to the addresses of the Shareholders and the persons with Meeting Rights shown in the register of Shareholders. With the consent of a Shareholder or a person with Meeting Rights, notice of the meeting may also be given by a legible and reproducible message sent through electronic means of communication to the address provided for the purposes hereof by the Shareholder or the person with Meeting Rights to the Company.

22.6                     General Meetings are held in the municipality in which, according to these articles of association, the Company has its official seat or at Schiphol airport (municipality of Haarlemmermeer, the Netherlands). General Meetings may also be held elsewhere, in which case valid resolutions of the General Meeting may only be adopted if all of the Company’s issued capital and all persons with Meeting Rights are present or represented.

23                               Admittance and rights at meetings

23.1                     Each Shareholder and each person with Meeting Rights shall be entitled to attend the General Meetings, to address the meeting and, if the voting rights accrue to him, to exercise the voting rights. Shareholders and persons with may be represented in a meeting by a proxy authorised in writing.

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23.2                     The Management Board may determine that the rights in respect of attending meetings referred to in article 23.1 may be exercised by electronic means of communication, either in person or by a proxy authorised in writing. In order to do so, a person entitled to attend the meeting, or his proxy authorised in writing, must, through the electronic means of communication, be identifiable, be able to directly observe the proceedings at the meeting, be able to participate in the discussions and, if the voting rights accrue to him, be able to exercise the voting rights. The Management Board may attach conditions to the use of the electronic means of communication, which conditions shall be announced with the notice of the meeting.

23.3                     At a meeting, each person present with voting rights, or his proxy authorised in writing, must sign the attendance list. The chairman of the meeting may decide that the attendance list must also be signed by other persons present at the meeting. The names of the persons who participate in the meeting pursuant to article 23.3 shall be added to the attendance list.

23.4                     The Managing Directors shall have the right to cast an advisory vote in the General Meetings.

23.5                     The chairman of the meeting shall decide on the admittance of other persons to the meeting.

24                               Chairman and secretary of the meeting

24.1                     The chairman of a General Meeting shall be appointed by the persons with voting rights present or represented at the meeting, by a simple majority of the votes cast.

24.2                     The chairman of the meeting shall appoint a secretary for the meeting.

25                               Minutes; recording of Shareholders’ resolutions

25.1                     The secretary of a General Meeting shall keep minutes of the proceedings at the meeting. The minutes shall be adopted by the chairman and the secretary of the meeting and as evidence thereof shall be signed by them.

25.2                     The Management Board shall keep record of all resolutions adopted by the General Meeting. If the Management Board is not represented at a meeting, the chairman of the meeting shall ensure that the Management Board is provided with a transcript of the resolutions adopted, as soon as possible after the meeting. The records shall be deposited at the Company’s office for inspection by the Shareholders and the persons with Meeting Rights. On application, each of them shall be provided with a copy of or an extract from the records, at not more than cost price.

26                               Adoption of resolutions in a meeting

26.1                     Each Share confers the right to cast one vote.

26.2                     In the General Meeting, no voting rights may be exercised for Shares held by the Company or a Subsidiary, nor for Shares for which the Company or a Subsidiary holds the depositary receipts. However, pledgees of Shares owned by the Company or a Subsidiary are not excluded from exercising voting rights if the right of pledge was created before the Share was owned by the Company or such Subsidiary. The Company or a Subsidiary may not exercise voting rights for a Share in which it holds a right of pledge or a usufruct.

26.3                     To the extent that the laws of the Netherlands or these articles of association

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do not provide otherwise, all resolutions of the General Meeting shall be adopted by a simple majority of the votes cast, without a quorum being required.

26.4                     If there is a tie in voting, the proposal shall be deemed to have been rejected.

26.5                     If the formalities for convening and holding of General Meetings, as prescribed by the laws of the Netherlands or these articles of association, have not been complied with, valid resolutions of the General Meeting may only be adopted in a meeting, if in such meeting all of the Company’s issued capital and all persons with Meeting Rights are present or represented and such resolutions are carried by unanimous vote.

27                               Adoption of resolutions without holding a meeting

27.1                     Shareholders may adopt resolutions of the General Meeting in writing without holding a meeting, provided they are adopted by the unanimous vote of all Shareholders entitled to vote. The provisions of article 23.4 shall apply by analogy. Adoption of resolutions without holding a meeting shall not be permissible if there are persons with Meeting Rights.

27.2                     Each Shareholder must ensure that the Management Board is informed of the resolutions thus adopted as soon as possible in writing. The Management Board shall keep record of the resolutions adopted and it shall add such records to those referred to in article 25.2.

28                               Amendment of the articles of association

The General Meeting may resolve to amend these articles of association. When a proposal to amend these articles of association is to be made to the General Meeting, the notice convening the General Meeting must state so and a copy of the proposal, including the verbatim text thereof, shall be deposited and kept available at the Company’s office for inspection by the Shareholders and the persons with Meeting Rights, until the conclusion of the meeting.

29                               Dissolution and liquidation

29.1                     The Company may be dissolved pursuant to a resolution to that effect by the General Meeting. When a proposal to dissolve the Company is to be made to the General Meeting, this must be stated in the notice convening the General Meeting.

29.2                     If the Company is dissolved pursuant to a resolution of the General Meeting, the Managing Directors shall become liquidators of the dissolved Company’s assets, unless the General Meeting resolves to appoint one or more other persons as liquidator.

29.3                     During liquidation, the provisions of these articles of association shall remain in force to the extent possible.

29.4                     The balance remaining after payment of the debts of the dissolved Company shall be transferred to the Shareholders in proportion to the aggregate nominal value of the Shares held by each.

29.5                     After the end of the liquidation, the books, records and other data carriers of the dissolved Company shall remain in the custody of the person designated for that purpose by the General Meeting, and in the absence thereof the person designated for that purpose by the liquidators, for a period as prescribed by the laws of the Netherlands.

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29.6                     In addition, the liquidation shall be subject to the relevant provisions of Book 2, Title 1, of the Dutch Civil Code.

30                               Final provision

30.1                     The first financial year of the Company shall end on the thirty-first day of December two thousand and seventeen.

30.2                     This article 30, including its heading, expires after the expiry of the first financial year.

Finally, the person appearing has declared:

Issued capital

At incorporation, the issued capital of the company equals forty-five thousand euro (EUR 45,000) and is divided into forty-five thousand (45,000) shares, with a nominal value of one euro (EUR 1) each, numbered 1 through 45,000 (the “Issued Shares”).

All of the Issued Shares are hereby subscribed for by the Incorporator.

Obligation to pay; payment

1.                                   The Issued Shares are issued at par, and therefore in exchange for an obligation to pay one euro (EUR 1) per share, amounting to forty-five thousand euro (EUR 45,000) in the aggregate (the “Obligation To Pay”).

2.                                   The full amount of the Obligation To Pay has been paid in euro.

3.                                   The certificate which must be attached by virtue of Section 2:93a of the Dutch Civil Code has been attached to this deed (Annex).

4.                                   The company hereby accepts the payments made for the Issued Shares.

First managing directors

Appointed as the first managing directors of the Company are:

1.                                   Michaël Gerardus Roovers, born in Vlissingen, the Netherlands, on the fourth day of January nineteen hundred and sixty-six;

2.                                   Reinout van Gelder, born in The Hague, the Netherlands, on the twenty-eighth day of August nineteen hundred and seventy-three; and

3.                                   Richard Clive Hazell, born in Shoreham-by-Sea, United Kingdom, on the fourth day of September nineteen hundred and sixty-six.

Close

The person appearing is known to me, civil law notary.

This deed was executed in Amsterdam, the Netherlands, on the date first above written. Before reading out, a concise summary and an explanation of the contents of this deed were given to the person appearing. The person appearing then declared to have taken note of and to agree to the contents of this deed and not to want the deed to be read out in full. Thereupon, after limited reading, this deed was signed by the person appearing and by me, civil law notary.

(Signed by: C.T. Lode; P.J. Suurd)

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ANNEX B —                              PROPOSED ARTICLES OF ASSOCIATION OF NEW NV UPON THE TIME THE U.K. SCHEME BECOMES EFFECTIVE (DUTCH AND ENGLISH TRANSLATION)

PROPOSED ARTICLES OF ASSOCIATION

NEW NV

(First amendment)

Unofficial English translation.

Please note that in case of a conflict between the Dutch text and the English translation of these articles of association, the Dutch text shall prevail.

Chapter 1

Definitions.

Article 1.

In these articles of association, the following terms will have the following meaning:

Annual Accounts: the annual accounts as referred to in Book 2 DCC;

Auditor	:	a registered accountant or another expert, as referred to in Book 2 DCC;

Board of Directors	:	the board of the Company;

Board Rules	:	the rules referred to in article 7.5.7;

Chairman	:	the Non-Executive Director designated as chairman of the Board of Directors;

Chief Executive Officer	:	the Executive Director designated as chief executive officer;

Collective Depot	:	a collective depot as referred to in the Wge;

Company	:	Unilever International Holdings N.V.

DCC	:	the Dutch Civil Code (Burgerlijk Wetboek);

Director	:	a member of the Board of Directors;

Executive Director	:	a Director appointed as executive director;

General Meeting	:	the corporate body that consists of shareholders and all other Persons with Meeting Rights / the meeting in which the shareholders and all other Persons with Meeting Rights assemble;

Giro Depot	:	a giro depot as referred to in the Wge;

Group Company	:	a group company as referred to in Book 2 DCC;

Management Report	:	the management report as referred to in Book 2 DCC;

Meeting Rights	:	the right, either in person or by proxy authorised in writing, to attend and address the General Meeting;

Non-Executive Director	:	a Director appointed as non-executive director;

Persons with Meeting Rights	:	shareholders as well as holders of a right of usufruct and holders of a right of pledge with Meeting Rights, subject to article 8.4.1;

Persons with Voting Rights	:	shareholders with voting rights as well as holders of a right of usufruct and holders of a right of pledge with voting rights, subject to article 8.4.1;

Record Date	:	the record date as set out in Book 2 DCC;

Secretary	:	the secretary as referred to in article 7.7;

Senior Independent Director	:	a Non-Executive Director designated as senior independent director and vice-chairman of the Board of Directors;

Share	:	a share in the Company’s share capital;

Special Majority	:	a majority of at least three-quarters of the votes cast at a General Meeting;

Subsidiary	:	a subsidiary as referred to in Book 2 DCC; and

Wge	:	the Dutch Act on Securities Transactions by Giro (Wet giraal effectenverkeer).

Chapter 2

Name. Corporate seat.

Article 2.1.

2.1.1.                           The name of the Company is Unilever International Holdings N.V.

2.1.2.                           The Company’s corporate seat is in Rotterdam, the Netherlands.

Objects.

Article 2.2.

The objects of the Company are to acquire interests in companies and business enterprises, to manage and finance companies and business enterprises regardless of whether these are Group Companies and to do all things which, directly or indirectly, may be deemed to be incidental or conducive thereto, including providing security in any way and assuming liability for obligations of third parties, including Group Companies, all this in the widest sense.

Interests.

Article 2.3.

When pursuing its objects, the Company shall take into account the interests of the business enterprises associated with it, including the legitimate interests of shareholders, suppliers, consumers, employees, and the society and environment in which the Company carries out its activities. These interests are, among other things, represented by pursuing a policy aimed at sustainable long-term value creation.

Chapter 3

Share structure.

Article 3.1.

3.1.1.                           The authorised share capital of the Company amounts to three hundred eighty-two million two hundred and forty thousand euro (EUR 382,240,000) and is divided into two billion three hundred and eighty-nine million (2,389,000,000) ordinary shares, with a nominal value of sixteen eurocent (EUR 0.16) each.

3.1.2.                           The Shares are in registered form and numbered consecutively from 1 onwards.

Issue of Shares.

Article 3.2.

3.2.1.                           The Board of Directors resolves on the issue of Shares if and insofar as the Board of Directors has been authorised to do so by the General Meeting for a specific term of no

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more than the maximum term permitted by law. The authorisation may be extended repeatedly for a term not exceeding the maximum term permitted by law. The resolution of the General Meeting granting the authorisation must state how many Shares may be issued. Unless otherwise stipulated at its grant, the authorisation cannot be withdrawn.

3.2.2.                           The General Meeting may only resolve to issue Shares pursuant to a proposal of the Board of Directors if and insofar as the Board of Directors is not authorised as referred to in article 3.2.1.

3.2.3.                           Articles 3.2.1 and 3.2.2 apply equally to a grant of rights to subscribe for Shares, but do not apply to an issue of Shares to a person exercising a right to subscribe for Shares.

3.2.4.                           Save as permitted by law, Shares may not be issued at an issue price below the nominal value of the Shares.

Payment for Shares.

Article 3.3.

3.3.1.                           Shares may only be issued against payment in full of the amount at which they are issued and in accordance with the relevant provisions of law.

3.3.2.                           Payment on Shares must be made in cash if no alternative contribution has been agreed. Payment other than in cash must be made in accordance with the requirements set out in the relevant provisions of law.

3.3.3.                           Payment may be made in a foreign currency subject to the Company’s consent and in accordance with the relevant provisions of law.

3.3.4.                           Without prejudice to the other powers and duties of the Board of Directors, the Board of Directors does not require approval of the General Meeting for legal acts:

a.                           in respect of a subscription for Shares imposing special obligations upon the Company;

b.                           concerning the acquisition of Shares upon terms differing from those upon which membership in the Company is offered to the public;

c.                            purporting to secure any advantage to one of the incorporators of the Company or to a third party concerned with its incorporation;

d.                           pertaining to contributions on Shares other than in cash.

Pre-emptive rights.

Article 3.4.

3.4.1.                           Upon the issue of Shares, each shareholder has a pre-emptive right in proportion to the aggregate amount of that shareholder’s Shares. This pre-emptive right does not apply to:

a.                           Shares that are issued to employees of the Company or of a Group Company; and

b.                           Shares that are issued and paid for other than in cash.

3.4.2.                           The Board of Directors may resolve to restrict or exclude the pre-emptive right referred to in article 3.4.1 if and insofar as the Board of Directors has been authorised to do so by the General Meeting for a term not exceeding the maximum term permitted by law. The authorisation may be extended repeatedly for a term not exceeding the maximum term permitted by law. Unless otherwise stipulated at its grant, the authorisation cannot be withdrawn.

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The General Meeting may only resolve to limit or exclude pre-emptive rights pursuant to a proposal of the Board of Directors if and insofar as the Board of Directors is not authorised as referred to in this article 3.4.2.

A resolution of the General Meeting to limit or exclude pre-emptive rights and a resolution to authorise the Board of Directors as referred to in this article 3.4.2 requires a Special Majority.

3.4.3.                           Subject to the relevant provisions of law, (i) the General Meeting, or (ii) the Board of Directors if so authorised in accordance with article 3.4.2, determines, when adopting a resolution to issue Shares, how and during which period pre-emptive rights may be exercised.

3.4.4.                           This article equally applies to a grant of rights to subscribe for Shares, but does not apply to an issue of Shares to a person exercising a right to subscribe for Shares.

Chapter 4

Own shares. Disposal of Shares.

Article 4.1.

4.1.1.                           The Company may acquire Shares against payment if and insofar as the General Meeting has authorised the Board of Directors to do so. The term of the authorisation may not exceed the maximum term permitted by law. The authorisation may be extended repeatedly for a term not exceeding the maximum term permitted by law. The General Meeting determines in its authorisation how many Shares the Company may repurchase, in what manner, and at what price range. Acquisition by the Company of partially paid-up Shares is null and void.

A resolution of the General Meeting to authorise the Board of Directors to acquire Shares against payment as referred to in this article 4.1.1 may only be adopted pursuant to a proposal of the Board of Directors and requires a Special Majority.

4.1.2.                           The authorisation of the General Meeting as referred to in article 4.1.1 is not required if the Company acquires fully paid-up Shares for the purpose of transferring those Shares to employees of the Company or of a Group Company under any applicable equity plan, provided that those Shares are quoted on an official list of a stock exchange.

Capital reduction.

Article 4.2.

4.2.1.                           The General Meeting may only resolve to reduce the issued share capital pursuant to a proposal of the Board of Directors by:

a.                            reducing the nominal value of the Shares by amending the articles of association; or

b.                            cancelling Shares held by the Company itself.

A resolution of the General Meeting to reduce the issued share capital as referred to in this article 4.2.1 requires a Special Majority.

Chapter 5

Transfer of Shares.

Article 5.

5.1.                                     Rights with regards to Shares included in the Giro Depot or a Collective Depot must be transferred in accordance with the provisions of the Wge.

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5.2.                                     The transfer of a Share requires a deed executed for that purpose and, save in the event that the Company itself is a party to the transaction, the Company’s written acknowledgment of the transfer. Service of notice on the Company of the transfer deed or a certified notarial copy or extract of that deed equals such acknowledgement.

5.3.                                     Article 5.2 equally applies to the creation of a right of usufruct or right of pledge on a Share not included in the Giro Depot or a Collective Depot. A right of a pledge may also be created without acknowledgement by, or service of notice on, the Company, subject to the relevant provisions of law.

Chapter 6

Shareholders register.

Article 6.1.

6.1.1.                           The Board of Directors keeps a register of shareholders. The register is regularly updated. The register may consist of several parts, and it may be kept either wholly or in part, in more than one original copy and in more than one place, at the Board of Directors’ discretion.

6.1.2.                           Each shareholder’s name, address and further information as required by law or considered appropriate by the Board of Directors are recorded in the register of shareholders.

6.1.3.                           If a shareholder so requests, the Board of Directors will provide that shareholder, free of charge, with written evidence of the information in the register concerning the Shares registered in his or her name.

6.1.4.                           Articles 6.1.2 and 6.1.3 apply equally to holders of a right of usufruct or a right of pledge on one or more Shares, with the exception of a holder of a right of pledge created without acknowledgment by or service of notice on the Company.

Right of Pledge.

Article 6.2.

6.2.1.                           Shares may be pledged.

6.2.2.                           If a Share is pledged, the shareholder has the voting rights attached to that Share, unless the voting rights were assigned to the holder of the right of pledge when the pledge was created.

6.2.3.                           Shareholders who, as a result of a right of pledge, do not have voting rights, do have Meeting Rights. Holders of a right of pledge without voting rights have no Meeting Rights.

Right of Usufruct.

Article 6.3.

6.3.1.                           A right of usufruct may be created on Shares.

6.3.2.                           If a right of usufruct has been created on a Share, the shareholder has the voting rights attached to that Share, unless the voting rights were assigned to the holder of the right of usufruct when the right of usufruct was created.

6.3.3.                           Shareholders who have no voting rights as a result of a right of usufruct do have Meeting Rights. Holders of a right of usufruct without voting rights have no Meeting Rights.

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Joint holding.

Article 6.4.

6.4.1.                           If Shares or a right of pledge or a right of usufruct on Shares are included in a joint holding, not being a community of property as referred in the Wge, the joint participants may only be represented towards the Company by a person designated by them in writing for that purpose. The joint participants may also designate more than one person.

6.4.2.                           The Board of Directors may, whether or not subject to certain conditions, grant an exemption from article 6.4.1.

Chapter 7

Board of Directors: composition.

Article 7.1.

7.1.1.                           The Company is managed by the Board of Directors.

7.1.2.                           The Board of Directors consists of one or more Executive Directors and one or more Non-Executive Directors.

7.1.3.                           Only natural persons may be Non-Executive Directors.

7.1.4.                           The Board of Directors determines the number of Executive Directors and the number of Non-Executive Directors. The Board of Directors may designate one of the Executive Directors as Chief Executive Officer for such period as the Board of Directors may decide.

Board of Directors: Chairman.

Article 7.2.

7.2.1.                           The Board of Directors designates one of the Non-Executive Directors to be its Chairman for such period as the Board of Directors may decide.

7.2.2.                           The Board of Directors may designate one of the Non-Executive Directors as Senior Independent Director for such period as the Board of Directors may decide. If the position of Chairman is vacant, or the Chairman is absent or unwilling to take the chair, the Senior Independent Director, if in office, will be entrusted with such duties of the Chairman pursuant to the articles of association and the Board Rules, as the Board of Directors may decide.

Board of Directors: appointment, suspension and dismissal.

Article 7.3.

7.3.1.                           Directors are appointed by the General Meeting in the manner provided for in this article 7.3.

7.3.2.                           Directors can only be nominated for appointment:

a.                           pursuant to a proposal of the Board of Directors; or

b.                           pursuant to a proposal of one or more shareholders, alone or together representing at least the percentage of the issued share capital referred to in article 8.3.3, provided that the proposal has been notified to the Board of Directors in accordance with the requirements of article 8.3.4.

7.3.3.                           A resolution to appoint a Director at a General Meeting can only be validly adopted in respect of a person nominated whose name was included in the agenda of that General Meeting or in the notes thereto.

7.3.4.                           Executive Directors retire at the end of the first annual General Meeting held after their appointment, provided, however, that the effective time of the resignation will be no

6

sooner than the moment a resolution to appoint at least one Executive Director has become effective.

7.3.5.                           Non-Executive Directors retire at the end of the first annual General Meeting held after their appointment, provided, however, that the effective time of the resignation will be no sooner than the moment a resolution to appoint at least one Non-Executive Director has become effective.

7.3.6.                           Directors are eligible for immediate reappointment.

7.3.7.                           The General Meeting may at all times suspend or dismiss a Director. The Board of Directors may at any time suspend an Executive Director. The resolution to suspend a Director shall stipulate the term of the suspension.

7.3.8.                           A suspension may be extended once. The suspension of a Director will lapse after the expiry of the term of the suspension, including any extension.

7.3.9.                           In the event that one or more Directors is unable to act, or in the case of a vacancy or vacancies for one or more Directors, the powers of the Board of Directors will remain intact, but:

a.                           for each Director who is unable to act and for each vacancy, the Board of Directors may temporarily appoint a person who will temporarily perform such tasks;

b.                           in the event there are no Directors able to act or in the case of vacancies of all Directors, the duties of the Board of Directors shall be performed by the Secretary. The Secretary shall as soon as possible take the necessary measures to make definitive arrangements.

Board of Directors: remuneration.

Article 7.4.

7.4.1.                           The Company has a policy in respect of the remuneration of the Board of Directors. The remuneration policy is only adopted by the General Meeting pursuant to a proposal of the Board of Directors.

7.4.2.                           The remuneration of the Directors will be determined by the Board of Directors with due observance of the remuneration policy adopted by the General Meeting, provided that the Executive Directors will not participate in the deliberations and the decision-making process concerning the remuneration of the Executive Directors.

7.4.3.                           Policies in respect to remuneration of Directors in the form of Shares or rights to acquire Shares must be submitted by the Board of Directors to the General Meeting for its approval.

The proposal must set out at least the maximum number of Shares or rights to acquire Shares to be granted to Directors and the criteria for granting or adjustment thereof.

Board of Directors: powers and division of tasks.

Article 7.5.

7.5.1.                           The Board of Directors is entrusted with the management of the Company and for such purposes has all the powers within the limits of the law that are not granted by these articles of association to others.

7.5.2.                           The Board of Directors may entrust the Chief Executive Officer with the operational management of the Company and the business enterprises connected with it. The Board of Directors may also entrust the Chief Executive Officer with the preparation of

7

the decision-making process of the Board of Directors and the implementation of the decisions taken by the Board of Directors, to the extent that the Board of Directors has not designated a committee to do so, or has decided otherwise.

7.5.3.                           The Chief Executive Officer determines which duties regarding the operational management of the Company and the business enterprises connected with it will be carried out, under his responsibility, by one or more other Executive Directors or by one or more other persons.

7.5.4.                           The Non-Executive Directors supervise the policy of, and the fulfilment of duties by, the Chief Executive Officer and the Executive Directors, respectively, and the general affairs of the Company. The Non-Executive Directors are furthermore entrusted with such duties as are and will be determined by or pursuant to these articles of association.

7.5.5.                           The Board of Directors may establish such committees as it may deem necessary, which committees may consist of one or more Directors or of other persons. The Board of Directors appoints the member or members of each committee and determines the duties of each committee. The Board of Directors may at any time change the duties and the composition of each committee.

7.5.6.                           The Chief Executive Officer shall provide the Non-Executive Directors with all information which is required for the exercise of their duties in a timely manner.

7.5.7.                           The Board of Directors shall, in accordance with these articles of association, adopt one or more sets of regulations, dealing with such matters as its internal organisation, the manner in which decisions are taken, the composition, the duties and organisation of committees, and any other matters concerning the Board of Directors, the Executive Directors, the Non-Executive Directors and committees established by the Board (such regulations, the “Board Rules”).

7.5.8.                           With due observance of these articles of association, the Board of Directors may divide its duties among the Directors in the Board Rules, provided that the duty to supervise the performance by the Directors of their duties cannot be taken away from the Non-Executive Directors.

Directors may adopt legally valid resolutions with respect to matters that fall within the scope of the duties allocated to them under the Board Rules.

Board of Directors: adoption of resolutions.

Article 7.6.

7.6.1.                           Meetings of the Board of Directors may be called at any time, either by one or more Directors or by the Secretary if one or more Directors instruct the Secretary to do so.

7.6.2.                           The Secretary may attend the meetings of the Board of Directors.

The Board of Directors may decide to permit others to attend a meeting as well.

7.6.3.                           At a meeting of the Board of Directors, each Director has one vote. The Board of Directors adopts resolutions by a majority of the votes cast. In case of a tie vote, the Chairman shall decide.

7.6.4.                           A Director may not participate in the deliberations and decision-making process if he or she has a direct or indirect personal conflict of interest with the Company and its business enterprises. If the Board of Directors is unable to adopt a resolution as a result

8

of this, the Board of Directors may adopt the resolution without application of the previous sentence.

7.6.5.                           The Board of Directors may also adopt resolutions without holding a meeting, subject to any requirements set out in the Board Rules.

Articles 7.6.3 and 7.6.4 apply equally to adoption by the Board of Directors of resolutions without holding a meeting.

Secretary.

Article 7.7.

7.7.1.                           The Board of Directors may appoint a Secretary from outside its members.

7.7.2.                           The Secretary has such powers as are assigned to him or her by these articles of association, the Board Rules or otherwise by the Board of Directors.

7.7.3.                           The Secretary may be removed from office at any time by the Board of Directors.

Representation.

Article 7.8.

7.8.1.                           The Board of Directors is authorised to represent the Company.

7.8.2.                           In addition, the Company may be represented by any Executive Director.

7.8.3.                           The Board of Directors may authorise one or more persons, whether or not employed by the Company, to represent the Company (procuratie) or authorise in a different manner one or more persons to represent the Company on a continuing basis.

Board of Directors: indemnity.

Article 7.9.

7.9.1.                           Unless Dutch law provides otherwise, current and former Directors are reimbursed for:

a.                           the reasonable costs of conducting a defence against claims resulting from an act or omission in performing their duties or in performing other duties the Company has asked them to fulfil;

b.                           any compensation or financial penalties they owe as a result of an act or omission as referred to in (a);

c.                            any amounts they owe under settlements they have reasonably entered into with the Company’s prior consent in connection with an act or omission as referred to in (a);

d.                           the reasonable costs of other proceedings in which they are involved as a current or former Director, except for proceedings in which they are primarily asserting their own claims.

7.9.2.                           An indemnified person is not entitled to the reimbursement referred to in article 7.9.1 if and insofar as:

a.                           it has been established in a final and non-appealable decision of the competent court or, in the event of arbitration, of an arbitrator, that the act or omission of the indemnified person can be described as deliberate (opzettelijk), wilfully reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar). In that case, the indemnified person must immediately repay the sums reimbursed by the Company, unless Dutch law provides otherwise or this would, in the given circumstances, be unacceptable according to standards of reasonableness and fairness; or

b.                           the costs or the financial losses of the indemnified person are covered by an insurance policy and the insurer has paid out these costs or financial losses.

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7.9.3.                           The Company shall reimburse costs and financial losses immediately on receipt of an invoice or another document showing the costs or financial losses incurred by the indemnified person, on the condition that the indemnified person has undertaken in writing to repay these costs and reimbursements if a repayment obligation as referred to in article 7.9.2 arises.

7.9.4.                           The indemnified person shall comply with the Company’s instructions regarding the defence strategy and coordinate the defence strategy with the Company beforehand. The indemnified person requires the Company’s prior written consent for: (i) acknowledging personal liability, (ii) deciding not to put up a defence, and (iii) entering into a settlement.

7.9.5.                           The Company may take out liability insurance for the benefit of the indemnified persons.

7.9.6.                           The Company may, by agreement, give further implementation to this article 7.9.

7.9.7.                           This article may be amended without the consent of the indemnified persons, but the indemnity granted in this article will remain in force for claims for the reimbursement of costs and other payments as referred to in this article that resulted from an act or omission by the indemnified person in the period when the indemnity was in effect.

Chapter 8

General Meetings.

Article 8.1.

8.1.1.                           General Meetings shall be held in Rotterdam, Wageningen, The Hague, Utrecht, Amsterdam or Haarlemmermeer (Schiphol Airport), at such time and location as determined by the Board of Directors.

8.1.2.                           The annual General Meeting is held each year, on the thirtieth day of June at the latest.

8.1.3.                           The Board of Directors shall provide to the General Meeting any information it requests, unless this would be contrary to an overriding interest of the Company. If the Board of Directors invokes an overriding interest, the reasons for this must be explained.

General Meetings: convening General Meetings.

Article 8.2.

8.2.1.                           General Meetings are convened by the Board of Directors and shall be held (i) whenever the Board of Directors so decides, or (ii) whenever one or more shareholders together representing at least three percent (3%) of the issued share capital so request the Board of Directors in writing, specifying the items which they wish to be considered, and the request meets the requirements set out in article 8.3.4.

General Meetings: notice of General Meetings and agenda.

Article 8.3.

8.3.1.                           General Meetings are convened in accordance with the statutory notice period.

8.3.2.                           The notice convening a General Meeting is issued by a public announcement in electronic form which can be directly and continuously accessed until the General Meeting.

8.3.3.                           An item requested in writing by one or more shareholders solely or jointly representing at least one percent (1%) of the issued share capital must be included in the notice of the General Meeting or announced in the same manner provided that the Company receives the request, including the reasons, no later than on the day as required by law, and the request meets the requirements set out in article 8.3.4.

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8.3.4.                           Any request made pursuant to articles 8.2.1 or 8.3.3 must be submitted well-motivated or accompanied with a proposal for one or more agenda items to be considered. Such written request may be submitted electronically and is subject to a regulation adopted by the Board of Directors. For the purpose of this article 8.3.4, holders of Shares which do not form part of a Collective Depot or the Giro Depot shall at the same time state the numbers of the Shares held by them, and holders of Shares who are entitled as a participant to a Collective Depot shall deliver a written statement from the intermediary confirming that the number of Shares mentioned in the statement forms part of a Collective Depot and that the person mentioned in the statement is a participant for the portion of the issued share capital mentioned in the statement on the day on which a request is lodged in writing with the Board of Directors, or by other means, to the satisfaction of the Board of Directors.

General Meetings: attending General Meetings.

Article 8.4.

8.4.1.                           In respect of a specific General Meeting “Persons with Meeting Rights” and “Persons with Voting Rights” means those persons who:

a.                           are Persons with Meeting Rights or Persons with Voting Rights, respectively, on the Record Date for the relevant General Meeting; and

b.                           are registered as such in a register designated for this purpose by the Board of Directors,

regardless of who is entitled to the Shares at the time of the relevant General Meeting.

8.4.2.                           In order for a person to be able to exercise Meeting Rights and the right to vote in a specific General Meeting, that person must notify the Company in writing of his or her intention to do so no later than on such day and at such place mentioned in the notice convening the General Meeting. The notice must contain the name and the number of Shares the person will represent in the General Meeting.

8.4.3.                           The Board of Directors may resolve that the proceedings at the General Meeting may be observed by electronic means of communication.

8.4.4.                           The Board of Directors may decide that each Person with Meeting Rights and each Person with Voting Rights has the right, in person or represented by a written proxy, to take part in, address and, where applicable, vote at the General Meeting using electronic means of communication, provided that such person can be identified via the same electronic means and is able to directly observe the proceedings and, where applicable, vote at the General Meeting. The Board of Directors may attach conditions to the use of the electronic means of communication, provided that these conditions are reasonable and necessary for the identification of the Person with Meeting Rights or the Person with Voting Rights and for the reliability and security of the communication. The conditions must be included in the notice convening the General Meeting and be published on the Company’s website.

8.4.5.                           The Board of Directors may decide that each Person with Voting Rights may, within a period prior to a General Meeting to be set by the Board of Directors, which period cannot begin prior to the Record Date for that General Meeting, cast their votes electronically in a manner to be decided by the Board of Directors or, if permitted by

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law, by post. Votes cast in accordance with the previous sentence are equal to votes cast at the General Meeting.

8.4.6.                           In the event that Meeting Rights or the right to vote in a General Meeting are to be exercised by a proxy authorised in writing, the proxy must have been received by the Company no later than the date determined by the Board of Directors as referred to in article 8.4.2. The requirement that a proxy must be in writing is satisfied when the power of attorney is recorded electronically.

8.4.7.                           Directors are authorised to attend the General Meeting and have an advisory vote in that capacity at the General Meeting.

8.4.8.                           The Secretary is authorised to attend the General Meeting.

8.4.9.                           The Auditor to whom the instruction is given to render a statement in respect of the Company’s Annual Accounts is authorised to attend the General Meeting in which such Annual Accounts are to be adopted.

8.4.10.                    The chairman of the General Meeting may admit third parties to the General Meeting.

8.4.11.                    The chairman of the General Meeting decides on all matters relating to admission to the General Meeting.

General Meetings: chairman, order of discussion and minutes.

Article 8.5.

8.5.1.                           The General Meeting is chaired by the Chairman, if present at the General Meeting and willing to act as chairman. In case of the Chairman’s absence or unwillingness to act as chairman, the General Meeting is chaired by the Senior Independent Director, if present at the General Meeting and willing to act as chairman.

If neither the Chairman nor the Senior Independent Director is present at the General Meeting and willing to take the chair, the General Meeting will be chaired by:

a.                           one of the Non-Executive Directors designated for that purpose by the Directors present at the General Meeting;

b.                           if no Non-Executive Directors are present at the General Meeting, one of the Executive Directors designated for that purpose by the Directors present at the General Meeting;

c.                            if no Directors are present at the General Meeting, such person as designated by the Board of Directors to take the chair; or

d.                           if no Directors and no person as referred to in (c) are present at the meeting, such person as appointed by the General Meeting.

8.5.2.                           The chairman of the General Meeting designates a person to serve as secretary of the meeting.

8.5.3.                           The chairman of the General Meeting determines the order of discussion in accordance with the agenda and may limit speaking time or take other measures to ensure that the meeting proceeds in an orderly manner.

8.5.4.                           All issues relating to the proceedings at or concerning the meeting are decided by the chairman of the General Meeting.

8.5.5.                           Minutes must be kept of the business transacted at the General Meeting, unless a notarial record of the General Meeting is prepared. Minutes of a General Meeting are adopted and subsequently signed by the chairman and the secretary of the General Meeting.

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8.5.6.                           A written confirmation signed by the following person or persons, stating that the General Meeting has adopted a resolution, constitutes valid proof of that resolution towards third parties:

a.                           the Chairman;

b.                           an Executive Director; or

c.                            the Secretary.

General Meetings: decision-making.

Article 8.6.

8.6.1.                           The General Meeting adopts resolutions by an absolute majority of the votes cast, unless the law or these articles of association provide otherwise. In case of a tie vote, such proposal is rejected.

8.6.2.                           Each Share confers the right to cast one vote at the General Meeting.

Blank votes, abstentions and invalid votes are regarded as votes that have not been cast.

8.6.3.                           No vote may be cast at the General Meeting for a Share held by the Company or any of its Subsidiaries. Holders of a right of usufruct or a right of pledge on a Share belonging to the Company or any of its Subsidiaries are not excluded from voting if the right of usufruct or pledge was created before such Share was held by the Company or any of its Subsidiaries and the voting rights were assigned to the holder of the right of usufruct or pledge when that right of usufruct or pledge was created. The Company or a Subsidiary may not cast a vote in respect of a Share on which it holds a right of usufruct or pledge.

8.6.4.                           The chairman of the General Meeting determines the method of voting.

8.6.5.                           The conclusions by the chairman of the General Meeting on the outcome of a vote is decisive.

8.6.6.                           All disputes concerning voting, for which neither the law nor the articles of association provide, are decided by the chairman of the General Meeting.

Chapter 9

Financial year. Annual reporting.

Article 9.1.

9.1.1.                           The Company’s financial year coincides with the calendar year.

9.1.2.                           Each year, within the statutory period, the Board of Directors shall prepare Annual Accounts. The Annual Accounts must be accompanied by an Auditor’s statement as referred to in article 9.2.1, the Management Report, and the additional information to the extent that this information is required. The Annual Accounts must be signed by all Directors; if the signature of one or more of them is missing, this and the reasons for this must be disclosed.

9.1.3.                           The Company shall ensure that the Annual Accounts, the Management Report and the additional information referred to in article 9.1.2 are available at the Company’s address from the day of the notice of the General Meeting where they are to be discussed.

9.1.4.                           The Annual Accounts are adopted by the General Meeting.

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Auditor.

Article 9.2.

9.2.1.                           The General Meeting instructs an Auditor to audit the Annual Accounts prepared by the Board of Directors in accordance with the relevant provisions of law. The Auditor shall report on his audit to the Board of Directors and shall present the results of his examination in an Auditor’s statement regarding the accuracy of the Annual Accounts.

9.2.2.                           If the General Meeting fails to issue the instructions to the Auditor, the Board of Directors is authorised to do so.

9.2.3.                           The instructions issued to the Auditor may be revoked by the corporate body which has given the instructions. The instructions may only be revoked for valid reasons and in accordance with the relevant provisions of law.

9.2.4.                           The Board of Directors may give assignments to the Auditor referred to in article 9.2.1 or any other Auditor at the expense of the Company.

Chapter 10

Distributions on Shares. Profit and loss.

Article 10.1.

10.1.1.                    The Company may make distributions on Shares only to the extent that its shareholders’ equity exceeds the sum of the paid-up and called-up part of the capital and the reserves which must be maintained by law or the articles of association.

10.1.2.                    Distributions of profit, meaning the net earnings after taxes shown by the adopted Annual Accounts, shall be made after the adoption of the Annual Accounts from which it appears that they are permitted, entirely without prejudice to any of the other provisions of these articles of association.

10.1.3.                    The Board of Directors may determine that any amount of the profit will be added to the reserves.

10.1.4.                    The profit remaining after application of article 10.1.3 will be distributed among the shareholders.

10.1.5.                    The Board of Directors may resolve that a distribution to shareholders is made in kind or in the form of Shares.

10.1.6.                    No distributions are made on Shares held by the Company, unless those Shares are subject to a right of usufruct or a right of pledge.

10.1.7.                    The Board of Directors is authorised to determine how a deficit appearing from the Annual Accounts will be accounted for.

Interim distributions.

Article 10.2.

10.2.1.                    The Board of Directors may resolve to make interim distributions to the shareholders if an interim statement of assets and liabilities shows that the requirement of article 10.1.1 has been met.

10.2.2.                    The interim statement of assets and liabilities relates to the condition of the assets and liabilities on a date no earlier than the first day of the third month preceding the month in which the resolution to distribute is published. This interim statement must be prepared on the basis of generally acceptable valuation methods. The amounts to be reserved by law and the articles of association must be included in the statement of assets and liabilities. It must be signed by the Directors. If one or more of their signatures are missing, this and the reasons for this must be disclosed.

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Notices and payments.

Article 10.3.

10.3.1.                    Any proposal for a distribution on Shares must immediately be published by the Board of Directors in accordance with the regulations of any stock exchange where the Shares are officially admitted to trading and listing at the Company’s request. The notification must specify the date when and the place where the distribution will be payable or - in the case of a proposal for a distribution - is expected to be made payable. At least one place in the Netherlands shall be designated for this purpose for all Shares.

10.3.2.                    Distributions will be payable on such date as determined by the Board of Directors.

10.3.3.                    Distributions which have not been claimed upon the expiry of five years and one day after the date when they became payable will be forfeited to the Company and will be carried to the reserves.

10.3.4.                    The Board of Directors may determine that distributions on Shares will be made payable in euro or in any other currency. The Board of Directors may determine the method in which a currency conversion in respect of distributions on Shares, if any, is made.

Chapter 11

Amendments of these articles of association.

Article 11.1.

11.1.1.                    A resolution of the General Meeting to amend these articles of association requires a Special Majority.

Dissolution. Liquidation.

Article 11.2.

11.2.1.                    A resolution of the General Meeting to dissolve the Company may only be adopted pursuant to a proposal of the Board of Directors and requires a Special Majority.

11.2.2.                    If the Company is dissolved, the liquidation is carried out by the Board of Directors, unless the General Meeting resolves otherwise.

11.2.3.                    These articles of association remain in force where possible during the liquidation.

11.2.4.                    The remuneration of the liquidators is determined in the resolution to dissolve the Company.

11.2.5.                    The surplus assets of the Company remaining after satisfaction of its debts will be for the benefit of the shareholders in proportion to the nominal value of their respective shareholdings.

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ANNEX C —                              PROPOSED ARTICLES OF ASSOCIATION OF NEW NV UPON THE DUTCH MERGER EFFECTIVE TIME (DUTCH AND ENGLISH TRANSLATION)

PROPOSED ARTICLES OF ASSOCIATION

NEW NV

(Second amendment)

Unofficial English translation.

Please note that in case of a conflict between the Dutch text and the English translation of these articles of association, the Dutch text shall prevail.

Chapter 1

Definitions.

Article 1.

In these articles of association, the following terms will have the following meaning:

Annual Accounts: the annual accounts as referred to in Book 2 DCC;

Auditor	:	a registered accountant or another expert, as referred to in Book 2 DCC;

Board of Directors	:	the board of the Company;

Board Rules	:	the rules referred to in article 7.5.7;

Chairman	:	the Non-Executive Director designated as chairman of the Board of Directors;

Chief Executive Officer	:	the Executive Director designated as chief executive officer;

Collective Depot	:	a collective depot as referred to in the Wge;

Company	:	Unilever N.V.

DCC	:	the Dutch Civil Code (Burgerlijk Wetboek);

Director	:	a member of the Board of Directors;

Executive Director	:	a Director appointed as executive director;

General Meeting	:	the corporate body that consists of shareholders and all other Persons with Meeting Rights / the meeting in which the shareholders and all other Persons with Meeting Rights assemble;

Giro Depot	:	a giro depot as referred to in the Wge;

Group Company	:	a group company as referred to in Book 2 DCC;

Management Report	:	the management report as referred to in Book 2 DCC;

Meeting Rights	:	the right, either in person or by proxy authorised in writing, to attend and address the General Meeting;

Non-Executive Director	:	a Director appointed as non-executive director;

Persons with Meeting Rights	:	shareholders as well as holders of a right of usufruct and holders of a right of pledge with Meeting Rights, subject to article 8.4.1;

Persons with Voting Rights	:	shareholders with voting rights as well as holders of a right of usufruct and holders of a right of pledge with voting rights, subject to article 8.4.1;

Record Date	:	the record date as set out in Book 2 DCC;

Secretary	:	the secretary as referred to in article 7.7;

Senior Independent Director	:	a Non-Executive Director designated as senior independent director and vice-chairman of the Board of Directors;

Share	:	a share in the Company’s share capital;

Special Majority	:	a majority of at least three-quarters of the votes cast at a General Meeting;

Subsidiary	:	a subsidiary as referred to in Book 2 DCC; and

Wge	:	the Dutch Act on Securities Transactions by Giro (Wet giraal effectenverkeer).

Chapter 2

Name. Corporate seat.

Article 2.1.

2.1.1.                           The name of the Company is Unilever N.V.

2.1.2.                           The Company’s corporate seat is in Rotterdam, the Netherlands.

Objects.

Article 2.2.

The objects of the Company are to acquire interests in companies and business enterprises, to manage and finance companies and business enterprises regardless of whether these are Group Companies and to do all things which, directly or indirectly, may be deemed to be incidental or conducive thereto, including providing security in any way and assuming liability for obligations of third parties, including Group Companies, all this in the widest sense.

Interests.

Article 2.3.

When pursuing its objects, the Company shall take into account the interests of the business enterprises associated with it, including the legitimate interests of shareholders, suppliers, consumers, employees, and the society and environment in which the Company carries out its activities. These interests are, among other things, represented by pursuing a policy aimed at sustainable long-term value creation.

Chapter 3

Share structure.

Article 3.1.

3.1.1.                           The authorised share capital of the Company amounts to one billion euro (EUR 1,000,000,000) and is divided into six billion two hundred and fifty million (6,250,000,000) ordinary shares, with a nominal value of sixteen eurocent (EUR 0.16) each.

3.1.2.                           The Shares are in registered form and numbered consecutively from 1 onwards.

Issue of Shares.

Article 3.2.

3.2.1.                           The Board of Directors resolves on the issue of Shares if and insofar as the Board of Directors has been authorised to do so by the General Meeting for a specific term of no

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more than the maximum term permitted by law. The authorisation may be extended repeatedly for a term not exceeding the maximum term permitted by law. The resolution of the General Meeting granting the authorisation must state how many Shares may be issued. Unless otherwise stipulated at its grant, the authorisation cannot be withdrawn.

3.2.2.                           The General Meeting may only resolve to issue Shares pursuant to a proposal of the Board of Directors if and insofar as the Board of Directors is not authorised as referred to in article 3.2.1.

3.2.3.                           Articles 3.2.1 and 3.2.2 apply equally to a grant of rights to subscribe for Shares, but do not apply to an issue of Shares to a person exercising a right to subscribe for Shares.

3.2.4.                           Save as permitted by law, Shares may not be issued at an issue price below the nominal value of the Shares.

Payment for Shares.

Article 3.3.

3.3.1.                           Shares may only be issued against payment in full of the amount at which they are issued and in accordance with the relevant provisions of law.

3.3.2.                           Payment on Shares must be made in cash if no alternative contribution has been agreed. Payment other than in cash must be made in accordance with the requirements set out in the relevant provisions of law.

3.3.3.                           Payment may be made in a foreign currency subject to the Company’s consent and in accordance with the relevant provisions of law.

3.3.4.                           Without prejudice to the other powers and duties of the Board of Directors, the Board of Directors does not require approval of the General Meeting for legal acts:

a.                           in respect of a subscription for Shares imposing special obligations upon the Company;

b.                           concerning the acquisition of Shares upon terms differing from those upon which membership in the Company is offered to the public;

c.                            purporting to secure any advantage to one of the incorporators of the Company or to a third party concerned with its incorporation;

d.                           pertaining to contributions on Shares other than in cash.

Pre-emptive rights.

Article 3.4.

3.4.1.                           Upon the issue of Shares, each shareholder has a pre-emptive right in proportion to the aggregate amount of that shareholder’s Shares. This pre-emptive right does not apply to:

a.                           Shares that are issued to employees of the Company or of a Group Company; and

b.                           Shares that are issued and paid for other than in cash.

3.4.2.                           The Board of Directors may resolve to restrict or exclude the pre-emptive right referred to in article 3.4.1 if and insofar as the Board of Directors has been authorised to do so by the General Meeting for a term not exceeding the maximum term permitted by law. The authorisation may be extended repeatedly for a term not exceeding the maximum term permitted by law. Unless otherwise stipulated at its grant, the authorisation cannot be withdrawn.

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The General Meeting may only resolve to limit or exclude pre-emptive rights pursuant to a proposal of the Board of Directors if and insofar as the Board of Directors is not authorised as referred to in this article 3.4.2.

A resolution of the General Meeting to limit or exclude pre-emptive rights and a resolution to authorise the Board of Directors as referred to in this article 3.4.2 requires a Special Majority.

3.4.3.                           Subject to the relevant provisions of law, (i) the General Meeting, or (ii) the Board of Directors if so authorised in accordance with article 3.4.2, determines, when adopting a resolution to issue Shares, how and during which period pre-emptive rights may be exercised.

3.4.4.                           This article equally applies to a grant of rights to subscribe for Shares, but does not apply to an issue of Shares to a person exercising a right to subscribe for Shares.

Chapter 4

Own shares. Disposal of Shares.

Article 4.1.

4.1.1.                           The Company may acquire Shares against payment if and insofar as the General Meeting has authorised the Board of Directors to do so. The term of the authorisation may not exceed the maximum term permitted by law. The authorisation may be extended repeatedly for a term not exceeding the maximum term permitted by law. The General Meeting determines in its authorisation how many Shares the Company may repurchase, in what manner, and at what price range. Acquisition by the Company of partially paid-up Shares is null and void.

A resolution of the General Meeting to authorise the Board of Directors to acquire Shares against payment as referred to in this article 4.1.1 may only be adopted pursuant to a proposal of the Board of Directors and requires a Special Majority.

4.1.2.                           The authorisation of the General Meeting as referred to in article 4.1.1 is not required if the Company acquires fully paid-up Shares for the purpose of transferring those Shares to employees of the Company or of a Group Company under any applicable equity plan, provided that those Shares are quoted on an official list of a stock exchange.

Capital reduction.

Article 4.2.

4.2.1.                           The General Meeting may only resolve to reduce the issued share capital pursuant to a proposal of the Board of Directors by:

a.                           reducing the nominal value of the Shares by amending the articles of association; or

b.                           cancelling Shares held by the Company itself.

A resolution of the General Meeting to reduce the issued share capital as referred to in this article 4.2.1 requires a Special Majority.

Chapter 5

Transfer of Shares.

Article 5.

5.1.                                     Rights with regards to Shares included in the Giro Depot or a Collective Depot must be transferred in accordance with the provisions of the Wge.

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5.2.                                     The transfer of a Share requires a deed executed for that purpose and, save in the event that the Company itself is a party to the transaction, the Company’s written acknowledgment of the transfer. Service of notice on the Company of the transfer deed or a certified notarial copy or extract of that deed equals such acknowledgement.

5.3.                                     Article 5.2 equally applies to the creation of a right of usufruct or right of pledge on a Share not included in the Giro Depot or a Collective Depot. A right of a pledge may also be created without acknowledgement by, or service of notice on, the Company, subject to the relevant provisions of law.

Chapter 6

Shareholders register.

Article 6.1.

6.1.1.                           The Board of Directors keeps a register of shareholders. The register is regularly updated. The register may consist of several parts, and it may be kept either wholly or in part, in more than one original copy and in more than one place, at the Board of Directors’ discretion.

6.1.2.                           Each shareholder’s name, address and further information as required by law or considered appropriate by the Board of Directors are recorded in the register of shareholders.

6.1.3.                           If a shareholder so requests, the Board of Directors will provide that shareholder, free of charge, with written evidence of the information in the register concerning the Shares registered in his or her name.

6.1.4.                           Articles 6.1.2 and 6.1.3 apply equally to holders of a right of usufruct or a right of pledge on one or more Shares, with the exception of a holder of a right of pledge created without acknowledgment by or service of notice on the Company.

Right of Pledge.

Article 6.2.

6.2.1.                           Shares may be pledged.

6.2.2.                           If a Share is pledged, the shareholder has the voting rights attached to that Share, unless the voting rights were assigned to the holder of the right of pledge when the pledge was created.

6.2.3.                           Shareholders who, as a result of a right of pledge, do not have voting rights, do have Meeting Rights. Holders of a right of pledge without voting rights have no Meeting Rights.

Right of Usufruct.

Article 6.3.

6.3.1.                           A right of usufruct may be created on Shares.

6.3.2.                           If a right of usufruct has been created on a Share, the shareholder has the voting rights attached to that Share, unless the voting rights were assigned to the holder of the right of usufruct when the right of usufruct was created.

6.3.3.                           Shareholders who have no voting rights as a result of a right of usufruct do have Meeting Rights. Holders of a right of usufruct without voting rights have no Meeting Rights.

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Joint holding.

Article 6.4.

6.4.1.                           If Shares or a right of pledge or a right of usufruct on Shares are included in a joint holding, not being a community of property as referred in the Wge, the joint participants may only be represented towards the Company by a person designated by them in writing for that purpose. The joint participants may also designate more than one person.

6.4.2.                           The Board of Directors may, whether or not subject to certain conditions, grant an exemption from article 6.4.1.

Chapter 7

Board of Directors: composition.

Article 7.1.

7.1.1.                           The Company is managed by the Board of Directors.

7.1.2.                           The Board of Directors consists of one or more Executive Directors and one or more Non-Executive Directors.

7.1.3.                           Only natural persons may be Non-Executive Directors.

7.1.4.                           The Board of Directors determines the number of Executive Directors and the number of Non-Executive Directors. The Board of Directors may designate one of the Executive Directors as Chief Executive Officer for such period as the Board of Directors may decide.

Board of Directors: Chairman.

Article 7.2.

7.2.1.                           The Board of Directors designates one of the Non-Executive Directors to be its Chairman for such period as the Board of Directors may decide.

7.2.2.                           The Board of Directors may designate one of the Non-Executive Directors as Senior Independent Director for such period as the Board of Directors may decide. If the position of Chairman is vacant, or the Chairman is absent or unwilling to take the chair, the Senior Independent Director, if in office, will be entrusted with such duties of the Chairman pursuant to the articles of association and the Board Rules, as the Board of Directors may decide.

Board of Directors: appointment, suspension and dismissal.

Article 7.3.

7.3.1.                           Directors are appointed by the General Meeting in the manner provided for in this article 7.3.

7.3.2.                           Directors can only be nominated for appointment:

a.                           pursuant to a proposal of the Board of Directors; or

b.                           pursuant to a proposal of one or more shareholders, alone or together representing at least the percentage of the issued share capital referred to in article 8.3.3, provided that the proposal has been notified to the Board of Directors in accordance with the requirements of article 8.3.4.

7.3.3.                           A resolution to appoint a Director at a General Meeting can only be validly adopted in respect of a person nominated whose name was included in the agenda of that General Meeting or in the notes thereto.

7.3.4.                           Executive Directors retire at the end of the first annual General Meeting held after their appointment, provided, however, that the effective time of the resignation will be no

6

sooner than the moment a resolution to appoint at least one Executive Director has become effective.

7.3.5.                           Non-Executive Directors retire at the end of the first annual General Meeting held after their appointment, provided, however, that the effective time of the resignation will be no sooner than the moment a resolution to appoint at least one Non-Executive Director has become effective.

7.3.6.                           Directors are eligible for immediate reappointment.

7.3.7.                           The General Meeting may at all times suspend or dismiss a Director. The Board of Directors may at any time suspend an Executive Director. The resolution to suspend a Director shall stipulate the term of the suspension.

7.3.8.                           A suspension may be extended once. The suspension of a Director will lapse after the expiry of the term of the suspension, including any extension.

7.3.9.                           In the event that one or more Directors is unable to act, or in the case of a vacancy or vacancies for one or more Directors, the powers of the Board of Directors will remain intact, but:

a.                           for each Director who is unable to act and for each vacancy, the Board of Directors may temporarily appoint a person who will temporarily perform such tasks;

b.                           in the event there are no Directors able to act or in the case of vacancies of all Directors, the duties of the Board of Directors shall be performed by the Secretary. The Secretary shall as soon as possible take the necessary measures to make definitive arrangements.

Board of Directors: remuneration.

Article 7.4.

7.4.1.                           The Company has a policy in respect of the remuneration of the Board of Directors. The remuneration policy is only adopted by the General Meeting pursuant to a proposal of the Board of Directors.

7.4.2.                           The remuneration of the Directors will be determined by the Board of Directors with due observance of the remuneration policy adopted by the General Meeting, provided that the Executive Directors will not participate in the deliberations and the decision-making process concerning the remuneration of the Executive Directors.

7.4.3.                           Policies in respect to remuneration of Directors in the form of Shares or rights to acquire Shares must be submitted by the Board of Directors to the General Meeting for its approval.

The proposal must set out at least the maximum number of Shares or rights to acquire Shares to be granted to Directors and the criteria for granting or adjustment thereof.

Board of Directors: powers and division of tasks.

Article 7.5.

7.5.1.                           The Board of Directors is entrusted with the management of the Company and for such purposes has all the powers within the limits of the law that are not granted by these articles of association to others.

7.5.2.                           The Board of Directors may entrust the Chief Executive Officer with the operational management of the Company and the business enterprises connected with it. The Board of Directors may also entrust the Chief Executive Officer with the preparation of

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the decision-making process of the Board of Directors and the implementation of the decisions taken by the Board of Directors, to the extent that the Board of Directors has not designated a committee to do so, or has decided otherwise.

7.5.3.                           The Chief Executive Officer determines which duties regarding the operational management of the Company and the business enterprises connected with it will be carried out, under his responsibility, by one or more other Executive Directors or by one or more other persons.

7.5.4.                           The Non-Executive Directors supervise the policy of, and the fulfilment of duties by, the Chief Executive Officer and the Executive Directors, respectively, and the general affairs of the Company. The Non-Executive Directors are furthermore entrusted with such duties as are and will be determined by or pursuant to these articles of association.

7.5.5.                           The Board of Directors may establish such committees as it may deem necessary, which committees may consist of one or more Directors or of other persons. The Board of Directors appoints the member or members of each committee and determines the duties of each committee. The Board of Directors may at any time change the duties and the composition of each committee.

7.5.6.                           The Chief Executive Officer shall provide the Non-Executive Directors with all information which is required for the exercise of their duties in a timely manner.

7.5.7.                           The Board of Directors shall, in accordance with these articles of association, adopt one or more sets of regulations, dealing with such matters as its internal organisation, the manner in which decisions are taken, the composition, the duties and organisation of committees, and any other matters concerning the Board of Directors, the Executive Directors, the Non-Executive Directors and committees established by the Board (such regulations, the “Board Rules”).

7.5.8.                           With due observance of these articles of association, the Board of Directors may divide its duties among the Directors in the Board Rules, provided that the duty to supervise the performance by the Directors of their duties cannot be taken away from the Non-Executive Directors.

Directors may adopt legally valid resolutions with respect to matters that fall within the scope of the duties allocated to them under the Board Rules.

Board of Directors: adoption of resolutions.

Article 7.6.

7.6.1.                           Meetings of the Board of Directors may be called at any time, either by one or more Directors or by the Secretary if one or more Directors instruct the Secretary to do so.

7.6.2.                           The Secretary may attend the meetings of the Board of Directors.

The Board of Directors may decide to permit others to attend a meeting as well.

7.6.3.                           At a meeting of the Board of Directors, each Director has one vote. The Board of Directors adopts resolutions by a majority of the votes cast. In case of a tie vote, the Chairman shall decide.

7.6.4.                           A Director may not participate in the deliberations and decision-making process if he or she has a direct or indirect personal conflict of interest with the Company and its business enterprises. If the Board of Directors is unable to adopt a resolution as a result

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of this, the Board of Directors may adopt the resolution without application of the previous sentence.

7.6.5.                           The Board of Directors may also adopt resolutions without holding a meeting, subject to any requirements set out in the Board Rules.

Articles 7.6.3 and 7.6.4 apply equally to adoption by the Board of Directors of resolutions without holding a meeting.

Secretary.

Article 7.7.

7.7.1.                           The Board of Directors may appoint a Secretary from outside its members.

7.7.2.                           The Secretary has such powers as are assigned to him or her by these articles of association, the Board Rules or otherwise by the Board of Directors.

7.7.3.                           The Secretary may be removed from office at any time by the Board of Directors.

Representation.

Article 7.8.

7.8.1.                           The Board of Directors is authorised to represent the Company.

7.8.2.                           In addition, the Company may be represented by any Executive Director.

7.8.3.                           The Board of Directors may authorise one or more persons, whether or not employed by the Company, to represent the Company (procuratie) or authorise in a different manner one or more persons to represent the Company on a continuing basis.

Board of Directors: indemnity.

Article 7.9.

7.9.1.                           Unless Dutch law provides otherwise, current and former Directors are reimbursed for:

a.                           the reasonable costs of conducting a defence against claims resulting from an act or omission in performing their duties or in performing other duties the Company has asked them to fulfil;

b.                           any compensation or financial penalties they owe as a result of an act or omission as referred to in (a);

c.                            any amounts they owe under settlements they have reasonably entered into with the Company’s prior consent in connection with an act or omission as referred to in (a);

d.                           the reasonable costs of other proceedings in which they are involved as a current or former Director, except for proceedings in which they are primarily asserting their own claims.

7.9.2.                           An indemnified person is not entitled to the reimbursement referred to in article 7.9.1 if and insofar as:

a.                           it has been established in a final and non-appealable decision of the competent court or, in the event of arbitration, of an arbitrator, that the act or omission of the indemnified person can be described as deliberate (opzettelijk), wilfully reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar). In that case, the indemnified person must immediately repay the sums reimbursed by the Company, unless Dutch law provides otherwise or this would, in the given circumstances, be unacceptable according to standards of reasonableness and fairness; or

b.                           the costs or the financial losses of the indemnified person are covered by an insurance policy and the insurer has paid out these costs or financial losses.

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7.9.3.                           The Company shall reimburse costs and financial losses immediately on receipt of an invoice or another document showing the costs or financial losses incurred by the indemnified person, on the condition that the indemnified person has undertaken in writing to repay these costs and reimbursements if a repayment obligation as referred to in article 7.9.2 arises.

7.9.4.                           The indemnified person shall comply with the Company’s instructions regarding the defence strategy and coordinate the defence strategy with the Company beforehand. The indemnified person requires the Company’s prior written consent for: (i) acknowledging personal liability, (ii) deciding not to put up a defence, and (iii) entering into a settlement.

7.9.5.                           The Company may take out liability insurance for the benefit of the indemnified persons.

7.9.6.                           The Company may, by agreement, give further implementation to this article 7.9.

7.9.7.                           This article may be amended without the consent of the indemnified persons, but the indemnity granted in this article will remain in force for claims for the reimbursement of costs and other payments as referred to in this article that resulted from an act or omission by the indemnified person in the period when the indemnity was in effect.

Chapter 8

General Meetings.

Article 8.1.

8.1.1.                           General Meetings shall be held in Rotterdam, Wageningen, The Hague, Utrecht, Amsterdam or Haarlemmermeer (Schiphol Airport), at such time and location as determined by the Board of Directors.

8.1.2.                           The annual General Meeting is held each year, on the thirtieth day of June at the latest.

8.1.3.                           The Board of Directors shall provide to the General Meeting any information it requests, unless this would be contrary to an overriding interest of the Company. If the Board of Directors invokes an overriding interest, the reasons for this must be explained.

General Meetings: convening General Meetings.

Article 8.2.

8.2.1.                           General Meetings are convened by the Board of Directors and shall be held (i) whenever the Board of Directors so decides, or (ii) whenever one or more shareholders together representing at least three percent (3%) of the issued share capital so request the Board of Directors in writing, specifying the items which they wish to be considered, and the request meets the requirements set out in article 8.3.4.

General Meetings: notice of General Meetings and agenda.

Article 8.3.

8.3.1.                           General Meetings are convened in accordance with the statutory notice period.

8.3.2.                           The notice convening a General Meeting is issued by a public announcement in electronic form which can be directly and continuously accessed until the General Meeting.

8.3.3.                           An item requested in writing by one or more shareholders solely or jointly representing at least one percent (1%) of the issued share capital must be included in the notice of the General Meeting or announced in the same manner provided that the Company receives the request, including the reasons, no later than on the day as required by law, and the request meets the requirements set out in article 8.3.4.

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8.3.4.                           Any request made pursuant to articles 8.2.1 or 8.3.3 must be submitted well-motivated or accompanied with a proposal for one or more agenda items to be considered. Such written request may be submitted electronically and is subject to a regulation adopted by the Board of Directors. For the purpose of this article 8.3.4, holders of Shares which do not form part of a Collective Depot or the Giro Depot shall at the same time state the numbers of the Shares held by them, and holders of Shares who are entitled as a participant to a Collective Depot shall deliver a written statement from the intermediary confirming that the number of Shares mentioned in the statement forms part of a Collective Depot and that the person mentioned in the statement is a participant for the portion of the issued share capital mentioned in the statement on the day on which a request is lodged in writing with the Board of Directors, or by other means, to the satisfaction of the Board of Directors.

General Meetings: attending General Meetings.

Article 8.4.

8.4.1.                           In respect of a specific General Meeting “Persons with Meeting Rights” and “Persons with Voting Rights” means those persons who:

a.                           are Persons with Meeting Rights or Persons with Voting Rights, respectively, on the Record Date for the relevant General Meeting; and

b.                           are registered as such in a register designated for this purpose by the Board of Directors,

regardless of who is entitled to the Shares at the time of the relevant General Meeting.

8.4.2.                           In order for a person to be able to exercise Meeting Rights and the right to vote in a specific General Meeting, that person must notify the Company in writing of his or her intention to do so no later than on such day and at such place mentioned in the notice convening the General Meeting. The notice must contain the name and the number of Shares the person will represent in the General Meeting.

8.4.3.                           The Board of Directors may resolve that the proceedings at the General Meeting may be observed by electronic means of communication.

8.4.4.                           The Board of Directors may decide that each Person with Meeting Rights and each Person with Voting Rights has the right, in person or represented by a written proxy, to take part in, address and, where applicable, vote at the General Meeting using electronic means of communication, provided that such person can be identified via the same electronic means and is able to directly observe the proceedings and, where applicable, vote at the General Meeting. The Board of Directors may attach conditions to the use of the electronic means of communication, provided that these conditions are reasonable and necessary for the identification of the Person with Meeting Rights or the Person with Voting Rights and for the reliability and security of the communication. The conditions must be included in the notice convening the General Meeting and be published on the Company’s website.

8.4.5.                           The Board of Directors may decide that each Person with Voting Rights may, within a period prior to a General Meeting to be set by the Board of Directors, which period cannot begin prior to the Record Date for that General Meeting, cast their votes electronically in a manner to be decided by the Board of Directors or, if permitted by

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law, by post. Votes cast in accordance with the previous sentence are equal to votes cast at the General Meeting.

8.4.6.                           In the event that Meeting Rights or the right to vote in a General Meeting are to be exercised by a proxy authorised in writing, the proxy must have been received by the Company no later than the date determined by the Board of Directors as referred to in article 8.4.2. The requirement that a proxy must be in writing is satisfied when the power of attorney is recorded electronically.

8.4.7.                           Directors are authorised to attend the General Meeting and have an advisory vote in that capacity at the General Meeting.

8.4.8.                           The Secretary is authorised to attend the General Meeting.

8.4.9.                           The Auditor to whom the instruction is given to render a statement in respect of the Company’s Annual Accounts is authorised to attend the General Meeting in which such Annual Accounts are to be adopted.

8.4.10.                    The chairman of the General Meeting may admit third parties to the General Meeting.

8.4.11.                    The chairman of the General Meeting decides on all matters relating to admission to the General Meeting.

General Meetings: chairman, order of discussion and minutes.

Article 8.5.

8.5.1.                           The General Meeting is chaired by the Chairman, if present at the General Meeting and willing to act as chairman. In case of the Chairman’s absence or unwillingness to act as chairman, the General Meeting is chaired by the Senior Independent Director, if present at the General Meeting and willing to act as chairman.

If neither the Chairman nor the Senior Independent Director is present at the General Meeting and willing to take the chair, the General Meeting will be chaired by:

a.                           one of the Non-Executive Directors designated for that purpose by the Directors present at the General Meeting;

b.                           if no Non-Executive Directors are present at the General Meeting, one of the Executive Directors designated for that purpose by the Directors present at the General Meeting;

c.                            if no Directors are present at the General Meeting, such person as designated by the Board of Directors to take the chair; or

d.                           if no Directors and no person as referred to in (c) are present at the meeting, such person as appointed by the General Meeting.

8.5.2.                           The chairman of the General Meeting designates a person to serve as secretary of the meeting.

8.5.3.                           The chairman of the General Meeting determines the order of discussion in accordance with the agenda and may limit speaking time or take other measures to ensure that the meeting proceeds in an orderly manner.

8.5.4.                           All issues relating to the proceedings at or concerning the meeting are decided by the chairman of the General Meeting.

8.5.5.                           Minutes must be kept of the business transacted at the General Meeting, unless a notarial record of the General Meeting is prepared. Minutes of a General Meeting are adopted and subsequently signed by the chairman and the secretary of the General Meeting.

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8.5.6.                           A written confirmation signed by the following person or persons, stating that the General Meeting has adopted a resolution, constitutes valid proof of that resolution towards third parties:

a.                           the Chairman;

b.                           an Executive Director; or

c.                            the Secretary.

General Meetings: decision-making.

Article 8.6.

8.6.1.                           The General Meeting adopts resolutions by an absolute majority of the votes cast, unless the law or these articles of association provide otherwise. In case of a tie vote, such proposal is rejected.

8.6.2.                           Each Share confers the right to cast one vote at the General Meeting.

Blank votes, abstentions and invalid votes are regarded as votes that have not been cast.

8.6.3.                           No vote may be cast at the General Meeting for a Share held by the Company or any of its Subsidiaries. Holders of a right of usufruct or a right of pledge on a Share belonging to the Company or any of its Subsidiaries are not excluded from voting if the right of usufruct or pledge was created before such Share was held by the Company or any of its Subsidiaries and the voting rights were assigned to the holder of the right of usufruct or pledge when that right of usufruct or pledge was created. The Company or a Subsidiary may not cast a vote in respect of a Share on which it holds a right of usufruct or pledge.

8.6.4.                           The chairman of the General Meeting determines the method of voting.

8.6.5.                           The conclusions by the chairman of the General Meeting on the outcome of a vote is decisive.

8.6.6.                           All disputes concerning voting, for which neither the law nor the articles of association provide, are decided by the chairman of the General Meeting.

Chapter 9

Financial year. Annual reporting.

Article 9.1.

9.1.1.                           The Company’s financial year coincides with the calendar year.

9.1.2.                           Each year, within the statutory period, the Board of Directors shall prepare Annual Accounts. The Annual Accounts must be accompanied by an Auditor’s statement as referred to in article 9.2.1, the Management Report, and the additional information to the extent that this information is required. The Annual Accounts must be signed by all Directors; if the signature of one or more of them is missing, this and the reasons for this must be disclosed.

9.1.3.                           The Company shall ensure that the Annual Accounts, the Management Report and the additional information referred to in article 9.1.2 are available at the Company’s address from the day of the notice of the General Meeting where they are to be discussed.

9.1.4.                           The Annual Accounts are adopted by the General Meeting.

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Auditor.

Article 9.2.

9.2.1.                           The General Meeting instructs an Auditor to audit the Annual Accounts prepared by the Board of Directors in accordance with the relevant provisions of law. The Auditor shall report on his audit to the Board of Directors and shall present the results of his examination in an Auditor’s statement regarding the accuracy of the Annual Accounts.

9.2.2.                           If the General Meeting fails to issue the instructions to the Auditor, the Board of Directors is authorised to do so.

9.2.3.                           The instructions issued to the Auditor may be revoked by the corporate body which has given the instructions. The instructions may only be revoked for valid reasons and in accordance with the relevant provisions of law.

9.2.4.                           The Board of Directors may give assignments to the Auditor referred to in article 9.2.1 or any other Auditor at the expense of the Company.

Chapter 10

Distributions on Shares. Profit and loss.

Article 10.1.

10.1.1.                    The Company may make distributions on Shares only to the extent that its shareholders’ equity exceeds the sum of the paid-up and called-up part of the capital and the reserves which must be maintained by law or the articles of association.

10.1.2.                    Distributions of profit, meaning the net earnings after taxes shown by the adopted Annual Accounts, shall be made after the adoption of the Annual Accounts from which it appears that they are permitted, entirely without prejudice to any of the other provisions of these articles of association.

10.1.3.                    The Board of Directors may determine that any amount of the profit will be added to the reserves.

10.1.4.                    The profit remaining after application of article 10.1.3 will be distributed among the shareholders.

10.1.5.                    The Board of Directors may resolve that a distribution to shareholders is made in kind or in the form of Shares.

10.1.6.                    No distributions are made on Shares held by the Company, unless those Shares are subject to a right of usufruct or a right of pledge.

10.1.7.                    The Board of Directors is authorised to determine how a deficit appearing from the Annual Accounts will be accounted for.

Interim distributions.

Article 10.2.

10.2.1.                    The Board of Directors may resolve to make interim distributions to the shareholders if an interim statement of assets and liabilities shows that the requirement of article 10.1.1 has been met.

10.2.2.                    The interim statement of assets and liabilities relates to the condition of the assets and liabilities on a date no earlier than the first day of the third month preceding the month in which the resolution to distribute is published. This interim statement must be prepared on the basis of generally acceptable valuation methods. The amounts to be reserved by law and the articles of association must be included in the statement of assets and liabilities. It must be signed by the Directors. If one or more of their signatures are missing, this and the reasons for this must be disclosed.

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Notices and payments.

Article 10.3.

10.3.1.                    Any proposal for a distribution on Shares must immediately be published by the Board of Directors in accordance with the regulations of any stock exchange where the Shares are officially admitted to trading and listing at the Company’s request. The notification must specify the date when and the place where the distribution will be payable or - in the case of a proposal for a distribution - is expected to be made payable. At least one place in the Netherlands shall be designated for this purpose for all Shares.

10.3.2.                    Distributions will be payable on such date as determined by the Board of Directors.

10.3.3.                    Distributions which have not been claimed upon the expiry of five years and one day after the date when they became payable will be forfeited to the Company and will be carried to the reserves.

10.3.4.                    The Board of Directors may determine that distributions on Shares will be made payable in euro or in any other currency. The Board of Directors may determine the method in which a currency conversion in respect of distributions on Shares, if any, is made.

Chapter 11

Amendments of these articles of association.

Article 11.1.

11.1.1.                    A resolution of the General Meeting to amend these articles of association requires a Special Majority.

Dissolution. Liquidation.

Article 11.2.

11.2.1.                    A resolution of the General Meeting to dissolve the Company may only be adopted pursuant to a proposal of the Board of Directors and requires a Special Majority.

11.2.2.                    If the Company is dissolved, the liquidation is carried out by the Board of Directors, unless the General Meeting resolves otherwise.

11.2.3.                    These articles of association remain in force where possible during the liquidation.

11.2.4.                    The remuneration of the liquidators is determined in the resolution to dissolve the Company.

11.2.5.                    The surplus assets of the Company remaining after satisfaction of its debts will be for the benefit of the shareholders in proportion to the nominal value of their respective shareholdings.

Chapter 12

Transitional provision.

Article 12.1.

12.1.1.                    For purposes of this article 12.1:

a.                           the term “Predecessor” means: the Dutch public limited liability company, which immediately before ceasing to exist was named Unilever N.V. and was registered with the Dutch trade register under number 24051830;

b.                           the term “Legal Merger” means: the triangular legal merger between the Predecessor, Unilever International Holding B.V. and the Company, which became effective on the [•] day of [•] two thousand and eighteen.

12.1.2.                    Rights attached to a Share allotted as a result of the Legal Merger in return for one or more shares or subshares in the capital of the Predecessor which, at the effective time

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of the Legal Merger, were held in bearer form, cannot be exercised until the bearer certificates for such shares or subshares have been surrendered to the Company.

12.1.3.                    Rights attached to a Share allotted as a result of the Legal Merger in return for one or more shares or subshares in the capital of the Predecessor in respect of which, at the effective time of the Legal Merger, the rights could not be exercised as a result of an obligation to hand in bearer certificates cannot be exercised until the relevant bearer certificates in respect of shares or subshares in the capital of the Predecessor have been surrendered to the Company.

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